                                                                    Exhibit 10.3
                            STOCK EXCHANGE AGREEMENT

                                  by and among

                               ESPERNET.COM, INC.
                            (a Delaware corporation)



                                 ENTER.NET, INC.
                          (a Pennsylvania corporation)


                                       and


                               THE STOCKHOLDERS OF

                                 ENTER.NET, INC.


                                 AUGUST 19, 1999

                            STOCK EXCHANGE AGREEMENT

                                TABLE OF CONTENTS

1.       DEFINITIONS..............................................................................................1

2.       THE EXCHANGE OF SHARES...................................................................................9
         2.1      Basic Transaction...............................................................................9
         2.2      Transfer Consideration..........................................................................9
         2.3      Adjustments to Cash Portion of the Transfer Consideration......................................11
         2.4      Access to Information; Dispute Resolution......................................................12
         2.5      Escrow Agreement...............................................................................12

3.       CLOSING.................................................................................................13
         3.1      Location, Date.................................................................................13
         3.2      Deliveries.....................................................................................13
         3.3      [RESERVED].....................................................................................13

4.       REPRESENTATIONS AND WARRANTIES OF THE TRANSFERORS.......................................................13
         4.1      Corporate Status...............................................................................13
         4.2      Authorization..................................................................................14
         4.3      Consents and Approvals.........................................................................14
         4.4      Capitalization and Stock Ownership.............................................................14
         4.5      Subsidiaries...................................................................................15
         4.6      Corporate Records..............................................................................15
         4.7      Financial Statements...........................................................................15
         4.8      Title to Assets and Related Matters............................................................15
         4.9      Owned Real Property............................................................................15
         4.10     Leased Real Property...........................................................................16
         4.11     Certain Personal Property......................................................................16
         4.12     Non-Real Estate Leases.........................................................................16
         4.13     Accounts Receivable............................................................................16
         4.14     Liabilities....................................................................................17
         4.15     Taxes..........................................................................................17
         4.16     Legal Proceedings and Compliance with Law......................................................18
         4.17     Contracts......................................................................................18
         4.18     Insurance......................................................................................20
         4.19     Intellectual Property and Software Products....................................................20
         4.20     Employees......................................................................................22
         4.21     Employee Relations.............................................................................23
         4.22     ERISA..........................................................................................23
         4.23     Guaranties.....................................................................................24
         4.24     Certain Business Relationships with the Company................................................24
         4.25     Systems........................................................................................24
         4.26     Subscribers....................................................................................25
         4.27     Previous Sales; Warranties.....................................................................25

         4.28     Absence of Certain Changes.....................................................................25
         4.29     Finder's Fees..................................................................................26
         4.30     Additional Information.........................................................................26
         4.31     Securities Matters.............................................................................27
         4.32     Accuracy of Information........................................................................28

5.       REPRESENTATIONS AND WARRANTIES OF THE ACQUIRER..........................................................28
         5.1      Corporate......................................................................................28
         5.2      Authorization..................................................................................28
         5.3      Consents and Approvals.........................................................................28
         5.4      Capitalization and Stock Ownership.............................................................29
         5.5      Legal Proceedings..............................................................................29
         5.6      Finder's Fees..................................................................................29
         5.7      Section 351....................................................................................29

6.       TAXES...................................................................................................29
         6.1      Transferors Tax Preparation....................................................................29
         6.2      Tax Preparation................................................................................29
         6.3      Cooperation on Tax Matters.....................................................................30
         6.4      Miscellaneous Tax Obligations..................................................................30

7.       COVENANTS OF THE COMPANY AND THE TRANSFERORS............................................................30
         7.1      Payment of Expenses............................................................................30
         7.2      Operation of Business Prior to the Closing.....................................................30
         7.3      Preservation of Business.......................................................................31
         7.4      Access and Confidentiality.....................................................................31
         7.5      Notice of Developments.........................................................................31
         7.6      Exclusivity....................................................................................32
         7.7      [RESERVED].....................................................................................32
         7.8      Audits.........................................................................................32
         7.9      Due Diligence..................................................................................32
         7.10     Schedules......................................................................................32

8.       COVENANTS OF THE ACQUIRER...............................................................................33
         8.1      Payment of Expenses............................................................................33
         8.2      Tax-Free Exchange..............................................................................33

9.       CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRER.....................................................33
         9.1      Representations and Warranties; Performance of Obligations.....................................33
         9.2      No Litigation..................................................................................33
         9.3      No Material Adverse Change.....................................................................34
         9.4      Due Diligence Review Complete..................................................................34
         9.5      Consents and Approvals.........................................................................34
         9.6      Financial Statements...........................................................................34
         9.7      IPO............................................................................................34
         9.8      Documents to Be Delivered by the Transferors...................................................34

         9.9      [RESERVED].....................................................................................35
         9.10     [RESERVED].....................................................................................35
         9.11     Financial Condition............................................................................35
         9.12     Schedules......................................................................................36

10.      CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY AND THE TRANSFERORS..................................36
         10.1     Representations and Warranties; Performance of Obligations.....................................36
         10.2     No Litigation..................................................................................36
         10.3     Consents and Approvals.........................................................................36
         10.4     [RESERVED].....................................................................................36
         10.5     Receipt of Acquirer's Shares And Cash Portion of The Transfer Consideration....................36
         10.6     Documents to Be Delivered by the Acquirer......................................................36
         10.7     IPO............................................................................................37

11.      POST-CLOSING COVENANTS..................................................................................37
         11.1     General........................................................................................37
         11.2     Transition.....................................................................................37
         11.3     Restrictions on Transfer of Acquirer Common Stock..............................................37

12.      INDEMNIFICATION.........................................................................................38
         12.1     By the Transferors.............................................................................38
         12.2     By the Acquirer................................................................................38
         12.3     Procedure for Claims...........................................................................38
         12.4     Claims Period..................................................................................40
         12.5     Third Party Claims.............................................................................40
         12.6     Limitation on Indemnification..................................................................40

13.      DISPUTE RESOLUTION......................................................................................41
         13.1     Good-Faith Negotiations........................................................................41
         13.2     Arbitration....................................................................................41
         13.3     WAIVER OF JURY TRIAL...........................................................................41
         13.4     No Punitive Damages............................................................................41

14.      COMPETITION AND CONFIDENTIALITY BY THE TRANSFERORS......................................................42
         14.1     Restricted Period..............................................................................42
         14.2     Confidentiality................................................................................42
         14.3     Affiliates.....................................................................................42
         14.4     Injunctive Relief..............................................................................43

15.      TERMINATION.............................................................................................43
         15.1     Termination of Agreement.......................................................................43
         15.2     Effect of Termination..........................................................................44

16.      MISCELLANEOUS...........................................................................................44
         16.1     Press Releases and Announcements...............................................................44
         16.2     No Third-party Beneficiaries...................................................................44
         16.3     Contents of Agreement..........................................................................44
         16.4     Amendment, Parties in Interest, Assignment, Etc................................................44
         16.5     Interpretation.................................................................................44
         16.6     Incorporation of Exhibits, Annexes, and Schedules..............................................45
         16.7     Remedies and Set-Off...........................................................................45
         16.8     Notices........................................................................................45
         16.9     Governing Law..................................................................................46
         16.10    Expenses.......................................................................................46
         16.11    Counterparts...................................................................................46

Annexes
- -------
Annex I                    Transferor List of Company
Annex II                   Cash Portion of the Transfer Consideration
Annex III                  Stock Portion of the Transfer Consideration
Annex IV                   [RESERVED]
Annex V                    Allocation Summary

Exhibits
- --------
Exhibit A                  Form of Officer's/Transferor's Certificate of Company
Exhibit B                  Form of Secretary's Certificate of Company
Exhibit C                  Form of Escrow Agreement
Exhibit D                  Form of Opinion of Transferors' Counsel
Exhibit E                  Employment Agreement - Margo J. Corsa
Exhibit F                  Employment Agreement - Lawrence R. Corsa
Exhibit G                  Form of Officer's Certificate of the Acquirer
Exhibit H                  Form of Secretary's Certificate of the Acquirer
Exhibit I                  Form of Equity Subscription Agreement
Exhibit J                  Form of Joinder to Registration Agreement
Exhibit K                  [RESERVED]

Schedules
- ---------
Schedule 4.4               Capitalization and Stock Ownership
Schedule 4.7               Financial Statements
Schedule 4.8               Title to Assets and Related Matters
Schedule 4.10              Real Property
Schedule 4.11              Certain Personal Property
Schedule 4.12              Non-Real Estate Leases
Schedule 4.13              Accounts Receivable
Schedule 4.16              Legal Proceedings and Compliance with Law
Schedule 4.17              Contracts
Schedule 4.18              Insurance
Schedule 4.19              Intellectual Property and Software Products
Schedule 4.20              List of Company Employees
Schedule 4.22              ERISA
Schedule 4.24              Certain Business Relationships with the Company
Schedule 4.26              Subscribers
Schedule 4.30              Additional Information
Schedule 7.2               Transactions Outside the Ordinary Course of Business

                            STOCK EXCHANGE AGREEMENT


         THIS STOCK EXCHANGE AGREEMENT (this "Agreement") is made as of August 19, 1999, by and among ESPERNET.COM, INC., a Delaware corporation (the "Acquirer"), ENTER.NET, INC., a Pennsylvania corporation (the "Company"), and all of the stockholders of the Company listed on ANNEX I hereto (each a "Transferor" and collectively the "Transferors"). The Acquirer, the Company and the Transferors are sometimes referred to herein individually as a "Party" and collectively as the "Parties." Certain other terms are used herein as defined below in Section 1 or elsewhere in this Agreement.

                                    RECITALS

         A. The Company is engaged in the business of providing Internet access and services, web hosting, web design and Internet related services and support.

         B. The Transferors in the aggregate are the owners of all of the issued and outstanding shares of the capital stock of the Company (the "Company Shares").

         C. This Agreement contemplates a transaction in which the Transferors will exchange their respective Company Shares for the right to receive the Transfer Consideration (as hereinafter defined).

         D. This Agreement further contemplates that the aforementioned transaction will occur in conjunction with certain related transactions, consisting of the IPO (as hereinafter defined) and the transfer of certain other businesses by their respective owners to the Acquirer (the "Related Transactions"), and the Parties intend that the receipt of the Acquirer Common Stock (as hereinafter defined) will be tax-free under Section 351 of the Code (as hereinafter defined).

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and of the representations, warranties, covenants and agreements herein contained, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

1.       DEFINITIONS.

         For convenience, certain terms used in more than one part of this Agreement are listed in alphabetical order and defined or referred to below (such terms as well as any other terms defined elsewhere in this Agreement shall be equally applicable to both the singular and plural forms of the terms defined).

         "Accounts Receivable" means, as of any date any trade accounts receivable, notes receivable, bid or performance deposits, employee advances and other miscellaneous receivables included in the Assets of the Company.

         "Acquirer" is defined above in the preamble.

         "Acquirer Common Stock" means the common stock, $0.001 par value, of the Acquirer.

         "Acquirer's Independent Public Accountant" means the "Big-Five" accounting firm engaged by the Acquirer to perform the audits required under this Agreement.

         "Action" is defined in Section 12.5.

         "Affiliated Group" means any affiliated group within the meaning of Code Sec. 1504 (or any similar group defined under a similar provision of state, local or foreign law).

         "Affiliates" means, with respect to a particular party, persons or entities controlling, controlled by or under common control with that party, as well as any officers, directors and majority-owned entities of that party and of its other Affiliates. As used in this definition, the term "control" means either (i) the possession, directly or indirectly, of the power to direct or to cause the direction of the management of the affairs of a Person or the conduct of the business of a Person, or (ii) the holding of a direct or indirect equity or voting interest of fifty percent (50%) or more in the Person.

         "Agreement" means this Agreement and the annexes, exhibits and schedules hereto.

         "Allocation Summary" means the summary of Transferors and their respective allocation of the Transfer Consideration attached hereto as ANNEX V.

         "Assets" means, with respect to a particular Person, all of the assets, properties, goodwill and rights of every kind and description, real and personal, tangible and intangible, that are owned or possessed by such Person.

         "Association" is defined in Section 13.2.

         "Balance Sheet Date" is defined in Section 4.7.

         "Benefit Plans" means all "employee benefit plans" of the Company, as defined in Section 3(3) of ERISA.

         "Business" means, with respect to a particular Person, the entire business, operations, and facilities of such Person.

         "Cash Portion of the Transfer Consideration" is defined in Section 2.2(b) and set forth on ANNEX II.

         "Charter Documents" means an entity's certificate or articles of incorporation, certificate defining the rights and preferences of securities, articles of organization, general or limited partnership agreement, certificate of limited partnership, joint venture agreement or similar document governing the entity.

         "Churn Rate" means the percentage obtained by dividing the number of Subscribers that cancel or do not renew their Subscriber Contracts during a quarter by the average number of Subscribers during that quarter. Average monthly churn rate is calculated as the quarter's churn rate divided by three.

         "Claim Notice" is defined in Section 12.3.

         "Claim Response" is defined in Section 12.3.

         "Closing" is defined in Section 3.1.

         "Closing Date" is defined in Section 3.1.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Collection Period" is defined in Section 2.3(f)(i).

         "Company" is defined above in the preamble.

         "Company Balance Sheet" is defined in Section 4.7.

         "Company Common Stock" means the common stock, no par value, of the Company.

         "Company Financial Statements" is defined in Section 4.7.

         "Company Long-Term Debt" means all long-term Liabilities of the Company as determined in accordance with GAAP consistently applied, including the current portion of any long-term Liabilities, but specifically excluding the aggregate amount of any Real Estate Leases and Non-Real Estate Leases, whether or not the terms are in excess of one year.

         "Company Net Current Assets" means current Assets (excluding Accounts Receivable (i) disputed, (ii) subject to pending or threatened Litigation, or
(iii) aged over 60 days) less current Liabilities (including any prepaid or discounted subscriber contract but, excluding the current portion of long-term debt) of the Company, each as determined in accordance with GAAP on an accrual basis of accounting.

         "Company Shares" is defined above in the preamble.

         "Company Software" is defined in Section 4.19(e).

         "Confidential Information" means information, including any formula, pattern, compilation, program, device, method, technique or process that (a) derives independent economic value, actual or potential, from not being generally known to the public or to other Persons who can obtain economic value from its disclosure or use; and (b) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. Without limiting the foregoing, "Confidential Information" includes lists or descriptions of any customers, referral sources or organizations; financial statements, cost reports or other financial information; Contract proposals, or bidding information; business plans and training and operations methods and manuals; personnel records; fee structure; and management systems, policies or procedures, including related forms and manuals.

         "Consents" means any consent, waiver, approval, order or authorization of, or registration, declaration or filing with or notice to, any governmental authority or other Person.

         "Contract" means any written or oral contract, agreement, lease, instrument or other commitment that is binding on any Person or its property under applicable Law.

         "Court Order" means any judgment, decree, injunction, order or ruling of any federal, state, local or foreign court or governmental or regulatory body or authority that is binding on any person or its property under applicable Law.

         "Damages" is defined in Section 12.1.

         "Deductible Amount" is defined in Section 12.3(c).

         "Default" means (a) a breach, default or violation, (b) the occurrence of an event that with or without the passage of time or the giving of notice, or both, would constitute a breach, default or violation or (c) with respect to any Contract, the occurrence of an event that with or without the passage of time or the giving of notice, or both, would give rise to a right of termination, renegotiation or acceleration or a right to receive damages or a payment of penalties.

         "Employment Agreements" mean the Employment Agreements between the Acquirer and each Transferor substantially in the form of EXHIBITS E and F hereto and entered into as of the Closing Date.

         "Encumbrances" means any lien, mortgage, security interest (other than security interests for Non-Real Estate Leases), pledge, restriction on transferability, defect of title or other claim, charge or encumbrance of any nature whatsoever on any property or property interest.

         "Equity Subscription Agreement" means the Equity Subscription Agreement between each Transferor and the Acquirer, substantially in the form of EXHIBIT I hereto.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Escrow Agreement" means the Escrow Agreement by and among the Escrow Agent, the Acquirer and the Transferors, substantially in the form of EXHIBIT C hereto.

         "Escrow Agent" means Chicago Title and Trust Company, or other reputable bank or trust company selected by the Acquirer.

         "Escrow Funds" is defined in Section 2.5.

         "Escrow Period" is defined in Section 2.5.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Expiration Date" is defined in Section 12.4.

         "GAAP" means generally accepted accounting principles.

         "Governmental Permit" is defined in Section 4.16(b).

         "Indemnified Party" is defined in Sections 12.1 and 12.2.

         "Indemnitor" is defined in Section 12.3.

         "Intellectual Property" means all (a) trademarks, service marks, trade dress, logos, trade names, and corporate names and registrations and applications for registration thereof, (b) copyrights and registrations and applications for registration thereof, (c) computer software, data, and documentation, (d) trade secrets and confidential Business information (including formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data copyrightable works, financial, marketing, and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information, (e) courseware, classroom items and training materials, (f) other proprietary rights, and (g) copies and tangible embodiments thereof (in whatever form or medium).

         "IPO" means the first underwritten public offering of the Acquirer Common Stock pursuant to an effective registration statement under the Securities Act that will result in an aggregate post-IPO market capitalization of the Acquirer of at least $100 million (determined by multiplying the outstanding shares of the Acquirer Common Stock by the IPO offering price).

         "LLGM" means LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel to the Acquirer.

         "Law" means any statute, law, ordinance, regulation, order or rule of any federal, state, local, foreign or other governmental agency or body or of any other type of regulatory body, including those covering environmental, energy, safety, health, transportation, bribery, record keeping, zoning, antidiscrimination, antitrust, wage and hour, and price and wage control matters.

         "Liability" means any direct or indirect liability, indebtedness, obligation, claim, loss, damage, deficiency, guaranty or endorsement of or by any person, absolute or contingent, accrued or unaccrued, due or to become due, liquidated or unliquidated.

         "Licensed Software" is defined in Section 4.19(d).

         "Liquidated Claim Notice" is defined in Section 12.3.

         "Litigation" means any lawsuit, action, arbitration, administrative or other proceeding, criminal prosecution or governmental investigation or inquiry.

         "Material Adverse Effect" means, with respect to a particular Person, a material adverse effect on the Business, Assets, financial condition, results of operations, products, competitive position, customers or customer relations of such Person, determined on a consolidated basis, and when used with respect to representations, warranties or conditions, means the aggregate effect of all similar situations unless the context indicates otherwise.

         "Non-Real Estate Leases" is defined in Section 4.12.

         "Ordinary course" or "ordinary course of business" means the ordinary course of business that is consistent with past practices.

         "Outage" means any loss of service to any Business or Systems of the Company, including but not limited to network access, e-mail, web, news or other services.

         "Owned Software" is defined in Section 4.19(c).

         "Party" is defined above in the preamble.

         "PBGC" is defined in Section 4.22(e).

         "Person" means any natural person, corporation, limited liability company, partnership, proprietorship, association, trust or other legal entity.

         "Prime Rate" is defined in Section 12.3(b).

         "POPs" is defined in Section 4.25.

         "Real Estate Lease" is defined in Section 4.10.

         "Real Property" is defined in Section 4.10.

         "Receivable Shortfall" is defined in Section 2.3(f)(ii).

         "Registration Agreement" means the joinder to the Registration Agreement between each Transferor and the Acquirer, substantially in the form of EXHIBIT J hereto.

         "Registration Statement" means the Acquirer's registration statement on Form S-1 once filed with and deemed effective by the SEC in connection with the IPO.

         "Related Transaction" is defined above in the preamble.

         "Required Subscribers" means the number of Subscribers equal to the product of (i) 18,000 multiplied by (ii) a 20% annual growth rate pro rated for the period commencing on May 31, 1999 and ending on the Closing Date.

         "Response Period" is defined in Section 12.3.

         "Restricted Party" is defined in Section 14.1.

         "Restricted Period" is defined in Section 14.1.

         "Restricted Territory" is defined in Section 14.1.

         "Retail Subscriber" means any customers of the Company who (a) are currently connected to and receiving Internet related services from the Company's Systems; (b) are being charged or have pre-paid the Company's standard retail rates (which rates are set forth on SCHEDULE 4.26) pursuant to the Company's standard form Subscriber Contracts attached hereto on SCHEDULE 4.26;
(c) have paid such stated rates in full for at least one full month; (d) are not two or more months delinquent in the payment of any invoice from the Company;
(e) have not, in the preceding two months, been given a waiver or forgiveness of service charges; (f) have not received any inducement to become connected to the Company's Systems or to receive or pay for services (other than pursuant to the Company's customary marketing practices); and (g) have not notified the Company in writing of their intention to cancel service.

         "SEC" means the U.S. Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Stock Portion of the Transfer Consideration" is defined in Section 2.2(b) and set forth on ANNEX III.

         "Subscriber" means any Retail Subscriber or any Wholesale Subscriber.

         "Subscriber Contract" means any Contract whereby the Company provides services to a Subscriber.

         "Systems" means the infrastructure used to provide Internet access and related services, including network components, communications facilities, servers, services and service platforms (including for e-mail, news, DNS, web, authentication and other services), firewalls, power plants, data processing platforms, MIS systems, office automation systems and internal LAN network management systems.

         "Taxes" means all taxes, duties, charges, fees, levies or other assessments imposed by any taxing authority (i.e. whether federal, state, local, municipal or foreign) including, without limitation, all net income, gross income, gross receipts, value-added, excise, withholding, social security, personal property, real estate, sales and use, ad valorem, license, lease, service, severance, stamp, transfer, payroll, employment, unemployment, disability, severance, customs, duties, alternative, windfall profits, add-on minimum, estimated and franchise taxes or other similar governmental charge or imposition (including any interest, penalties or additions attributable to or imposed on or with respect to any such Tax).

         "Tax Return" means any federal, foreign, state and local governmental tax return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "Transaction Documents" means this Agreement, the Escrow Agreement, the Equity Subscription Agreement, the Registration Agreement, the Employment Agreements and each of the other documents contemplated by this Agreement.

         "Transactions" means the transactions contemplated by the Transaction Documents.

         "Transfer" is defined in Section 11.3.

         "Transfer Consideration" is defined in Section 2.2(d).

         "Transferor" is defined above in the preamble.

         "Treasury Regulations" means the regulations, including temporary and proposed regulations, promulgated by the Treasury Department under the Code

         "Unliquidated Claim" is defined in Section 12.3.

         "Welfare Plan" is defined in Section 4.22(g).

         "Wholesale Subscriber" means any customers of a third-party service provider who (a) are currently connected to and receiving Internet related services from the Company's Systems; (b) are being charged or have pre-paid, directly or indirectly through a third-party service provider, the Company's standard wholesale rates (which rates are set forth on SCHEDULE 4.26) pursuant to the Company's standard form Subscriber Contracts attached hereto on SCHEDULE 4.26; (c) have paid such stated rates in full for at least one full month; (d) are not two or more months delinquent in the payment of any invoice from the Company; (e) have not, in the preceding two months, been given a waiver or forgiveness of service charges; (f) have not received any inducement to become connected to the Company's Systems or to receive or pay for services (other than pursuant to the Company's customary marketing practices); and (g) have not notified the Company in writing of their intention to cancel service.

         "Year 2000 Compliant" means that all software, hardware, firmware, and systems (a) include Year 2000 date data century recognition, calculations which accommodate same century and multi-century formulas and date values, correct date sort ordering (if date sorting is an included function), and date data interface values that reflect the century; (b) will not cause an abnormal abend or abort within the application on account of the date data properly entered into the application or result in the generation of incorrect values or invalid outputs involving such date; and (c) provide that all date related user interface functionalities and data fields include the indication of the correct century.

2.       THE EXCHANGE OF SHARES.

         2.1 BASIC TRANSACTION. On and subject to the terms and conditions of this Agreement, the Acquirer agrees to exchange with the Transferors, and each Transferor agrees to exchange with the Acquirer, all of the Company Shares for the consideration specified below in this Section 2.

         2.2      TRANSFER CONSIDERATION.

                  (a) Generally. The Transfer Consideration exchanged for Company Shares shall be composed of (i) the Cash Portion of the Transfer Consideration and (ii) the Stock Portion of the Transfer Consideration. In addition, the Acquirer shall pay to the Company as payment of employee retention bonuses (1) $24,000.00 as payment of employee retention bonuses within 24 hours of execution of this Agreement by wire transfer or certified check delivered the next day by overnight courier, (2) $100,000.00 as payment of employee retention bonuses on the Closing Date by wire transfer, and (3) $11,000 as the final installment of legal and accounting expense reimbursements pursuant to the letter agreement dated July 14, 1999 between the Acquirer and the Transferors.

                  (b) Transfer Consideration Adjustments. The Acquirer agrees to pay to the Transferors the aggregate sum of (i) $7,200,000.00 in U.S. currency pursuant to ANNEX II, to be adjusted (A) downward by the aggregate amount of all adjustments made pursuant to Section 2.3, and (B) upward by the amount of cash paid in lieu of any fractional shares which would otherwise be issued in accordance with this Agreement (the "Cash Portion of the Transfer Consideration"); and (ii) $4,800,000 worth of Acquirer Common Stock, consisting of an aggregate number of shares of Acquirer Common Stock pursuant to ANNEX III, valued at the midpoint of the IPO offering price per share of the Acquirer Common Stock as set forth in the final prospectus immediately prior to the effectiveness of the Registration Statement (the "Stock Portion of the Transfer Consideration"); in exchange for all of the Company Shares to be purchased by the Acquirer pursuant to the terms hereof; provided, however, that the Cash Portion of the Transfer Consideration and the Stock Portion of the Transfer Consideration may be altered by the Parties prior to the Closing Date by mutual written agreement; provided, further, that the Transferors may elect to allocate up to $200,000.00 of the Transfer Consideration to be paid to a Person designated by the Transferors at least ten (10) business days prior to the Closing Date or such other type of allocation of the Transfer Consideration as mutually agreed by the Parties and the Acquirer agrees to reasonably cooperate with the Transferors in making such allocation provided that any such allocation does not (I) increase the Taxes of the Company or the Acquirer, (II) decrease any the Tax attributes that would otherwise be available to the Company or the Acquirer, (III) affect the tax-free exchange under Section 351 of the Code or
(IV) have a Material Adverse Effect on the Company or the Acquirer. The Transferors may elect to allocate part of the Stock Portion of the Transfer Consideration (subject to the $200,000.00 limit set forth above) if such Person
(1) is an "accredited investor" as that term is defined in Rule 501(a) under the Securities Act, (2) completes an accredited investor qualification statement satisfactory to the Acquirer, and (3) agrees to be bound by the restrictions set forth in Section 11.3. Any Acquirer Common Stock issued to such Person shall not qualify as a tax-free exchange under Section 351 of the Code.

                  (c) Escrow Payments. At the Closing Date, $600,000.00 of the Cash Portion of the Transfer Consideration will be paid in cash by wire transfer of funds to the Escrow Agent by the

Acquirer to be held in escrow pursuant to Section 2.5 and shall be available to support the Transferors' indemnification obligations specified in Section 12.

                  (d) Payment. The balance of the Cash Portion of the Transfer Consideration shall be paid by the Acquirer to the Transferors at the Closing by delivery of cash by wire transfer of funds in the amounts set forth on the Allocation Summary. The Acquirer Common Stock comprising the Stock Portion of the Transfer Consideration shall be issued on the Closing Date by the Acquirer and delivered to the Transferors within seven (7) business days after the Closing in the amounts set forth on the Allocation Summary next to such Transferor's name. The sum of the Cash Portion of the Transfer Consideration and the Stock Portion of the Transfer Consideration shall be referred to as the "Transfer Consideration." Each of (i) the Cash Portion of the Transfer Consideration and (ii) the Stock Portion of the Transfer Consideration shall be allocated among the Transferors in dollar amounts set forth on the Allocation Summary attached hereto as ANNEX V. Cash will be paid in lieu of any fractional shares which would otherwise be issued in accordance with this Agreement.

                  (e) Surrender of Certificates. The aggregate Transfer Consideration (less the Escrow Funds) will be payable and issuable upon the surrender of the certificates and other documentation specified in Section 3.2. As to each Transferor who properly surrenders such certificates and other documentation, the Acquirer will pay and deliver to such Transferor such Transferor's Transfer Consideration (less the Escrow Funds). If payment is to be made to a Person other than the Person in whose name a certificate surrendered is registered, it shall be a condition of payment that the certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the Person requesting such payment shall pay any transfer or similar Taxes required by reason of the payment to a Person other than a Transferor or shall establish to the satisfaction of the Acquirer that such Tax has been paid or is not applicable.

                  (f) Restricted Stock. None of the Acquirer Common Stock issued in connection with this Agreement will be registered under the Securities Act. Each certificate for such the Acquirer Common Stock shall bear a legend describing the foregoing restrictions.

                  (g) Optional Conversion of Transfer Consideration to All Cash. The Acquirer shall have the right in its sole discretion, whether or not the Acquirer consummates the IPO, to convert the entire dollar value of the Stock Portion of the Transfer Consideration set forth in Section 2.2(b) to the Cash Portion of the Transfer Consideration.

                  (h) Optional Extension of the Termination Date. In the event the Closing has not occurred prior to the termination set forth in Section 15.1(c), the Transferors shall have the right in their sole discretion, whether or not a Registration Statement has been filed with the SEC, to extend the termination date set forth in Section 15.1(c) as follows: (i) to January 31, 2000 in consideration of increasing the Cash Portion of the Transfer Consideration by $25 per Subscriber on the Closing Date; and (ii) in the event the Closing has not occurred prior to January 31, 2000, to February 29, 2000 in consideration of increasing the Cash Portion of the Transfer Consideration by an additional $25 per Subscriber on the Closing Date. The number of Subscribers shall be determined by Acquirer's Independent Public Accountants in good faith within two business days prior to the Closing Date.

         2.3      ADJUSTMENTS TO CASH PORTION OF THE TRANSFER CONSIDERATION.

                  (a) Net Current Assets Adjustment. The Cash Portion of the Transfer Consideration shall be adjusted downward dollar for dollar by the amount that the Company Net Current Assets on the Closing Date is less than the greater of (i) the Company Net Current Assets on the Company Balance Sheet or
(ii) zero dollars ($0). In the event the Company Net Current Assets exceeds the amount required by the preceding sentence, the Company may distribute such excess to the Transferors on or before the Closing Date. The Company Net Current Assets shall be determined by Acquirer's Independent Public Accountants in good faith within two business days prior to the Closing Date.

                  (b) Long-Term Debt Adjustment. The Cash Portion of the Transfer Consideration shall be adjusted downward on a dollar for dollar basis by the amount of the Company Long-Term Debt outstanding on the Closing Date. The Company Long-Term Debt shall be determined by Acquirer's Independent Public Accountants in good faith, within two business days prior to the Closing Date.

                  (c) Subscriber Adjustment. The Cash Portion of the Transfer Consideration shall be adjusted downward $666.66 per each Subscriber by which the number of Subscribers on the Closing is less than the number of Required Subscribers. The number of Subscribers shall be determined by Acquirer's Independent Public Accountants in good faith within two business days prior to the Closing Date.

                  (d) Churn Rate Adjustment. The Cash Portion of the Transfer Consideration shall be adjusted downward $12,000.00 per each 1/10 of one percent by which the average monthly Churn Rate for the six-month period ending on the Closing Date is greater than 3.0%. The average monthly Churn Rate for the six-month period ending on the Closing Date shall be determined by Acquirer's Independent Public Accountants in good faith within two business days prior to the Closing Date.

                  (e)      [RESERVED]

                  (f)      Accounts Receivable Adjustment.

                        (i) Shortfall. The Acquirer and the Transferors agree that the Cash Portion of the Transfer Consideration shall be adjusted to the extent that the Accounts Receivable have not been collected by the Acquirer within sixty (60) days following the Closing Date; provided, however, that Accounts Receivable that as of the Closing Date are (A) disputed, (B) subject to pending Litigation or threatened Litigation, or (C) older than sixty (60) days, shall be treated as having a value of zero dollars ($0) for purposes of this
Section 2.3, but any amounts collected on these accounts shall be credited towards the Acquirer's collection of the Accounts Receivable. The "Collection Period" shall refer to the period beginning on the Closing Date and continuing until the expiration of sixty (60) days thereafter.

                           (ii)     Adjustment to Purchase Price.  Within sixty
(60) days following the end of the Collection Period, the Acquirer shall prepare and furnish to the Transferors a statement setting forth the Accounts Receivable and all payments made thereon, calculated as of the end of the

Collection Period, and the amount, if any, owing from the Transferors to the Acquirer pursuant to Section 2.3 ("Receivable Shortfall"). The Acquirer shall first set-off any Receivable Shortfall from the Escrow Funds, and, to the extent the amount of the Receivable Shortfall exceeds the amount of the remaining Escrow Funds, the Transferors shall be jointly and severally liable to pay the difference to the Acquirer within ten (10) days after receipt of written demand therefor.

                           (iii)    Collection of Accounts Receivable.  Between
the Closing Date and the end of the Collection Period, the Acquirer shall cause the Company to use its reasonable best efforts consistent with the Company's usual and customary collection practices to collect the Accounts Receivable; provided, however, that the Company shall not be obligated to resort to Litigation.

         2.4 ACCESS TO INFORMATION; DISPUTE RESOLUTION. Subject to the requirements of Section 7.4, in connection with the determination of the adjustments to the Cash Portion of the Transfer Consideration described in
Section 2.3, the Company and the Transferors shall (a) provide Acquirer's Independent Public Accountants reasonable access to the books and records of the Company, in whatever form maintained, (b) cause employees of the Company to cooperate with Acquirer's Independent Public Accountants, (c) provide all information reasonably requested, all after receiving reasonable notice from Acquirer's Independent Public Accountants and reaching agreement as to mutually convenient times for Acquirer's Independent Public Accountants review, and (d) provide access to the work papers and other materials and documents used or produced in connection with the preparation of the Company Financial Statements. Acquirer's Independent Public Accountants shall provide the Transferors with access to the work papers and other materials and documents used or produced in connection with the determination of the adjustments to the Cash Portion of the Transfer Consideration described in Section 2.3. In the event of any dispute between the Parties concerning the determination of the adjustments to the Cash Portion of the Transfer Consideration described in Section 2.3, the adjustments shall be made on the Closing Date in accordance with the determinations of Acquirer's Independent Public Accountants and such dispute shall be settled after the Closing Date in accordance with Section 13. In the event that the Transferors are required to reimburse the Acquirer for any amounts with respect to the resolution of a dispute concerning the determination of the adjustments to the Cash Portion of the Transfer Consideration described in Section 2.3, the Transferors shall first set-off any such amount from the Escrow Funds, and, to the extent the amount of the reimbursement exceeds the amount of the remaining Escrow Funds, the Transferors shall be jointly and severally liable to pay the difference to the Acquirer within ten (10) days after receipt of written demand therefor.

         2.5 ESCROW AGREEMENT. Pursuant to the Escrow Agreement to be entered into among the Transferors, the Acquirer and the Escrow Agent, the Acquirer shall deliver $600,000.00 of the Cash Portion of the Transfer Consideration to the Escrow Agent by wire transfer in immediately available funds at the Closing. Such monies (which, together with all interest accrued thereon which may be due to the Party to whom such funds are ultimately paid in accordance with the terms of the Escrow Agreement, are hereinafter referred to as the "Escrow Funds") shall be held pursuant to the terms of the Escrow Agreement for payment from such Escrow Funds of the amounts, if any, owing by the Transferors to the Acquirer pursuant to the indemnification provisions of Section 12 below, together with accrued interest thereon. Pursuant to the terms of the Escrow Agreement, the Escrow Funds shall be used to satisfy any such owed amounts. At the conclusion of the period ending on the first anniversary of the Closing Date (such period being referred to herein as the "Escrow Period"), such remaining portion of the Escrow Funds not theretofore paid to the Acquirer in accordance with the terms of the Escrow Agreement or subject to a pending claim under the Escrow Agreement and this Agreement shall be disbursed to the Transferors together with accrued interest thereon. The Transferors and the Acquirer agree that each will execute and deliver such reasonable instruments and documents as are furnished by any other Party to enable such furnishing Party to receive those portions of the Escrow Funds to which the furnishing Party is entitled under the provisions of the Escrow Agreement and this Agreement.

3.       CLOSING.

         3.1 LOCATION, DATE. The closing for the Transactions (the "Closing") is being held at the offices of LeBoeuf, Lamb, Greene & MacRae, L.L.P., in New York, New York, or at such other location as the Parties hereto may agree, commencing at 9:00 a.m. local time simultaneously with the closing of the IPO and the Related Transactions or such other date as the Acquirer and the Transferors may mutually determine (the "Closing Date").

         3.2      DELIVERIES.

                  (a) At the Closing, the Acquirer shall pay by wire transfer or certified or bank checks of immediately available funds the Cash Portion of the Transfer Consideration in accordance with Section 2;

                  (b) Within seven (7) business days following the Closing Date, the Acquirer shall deliver, or shall cause to be delivered by its transfer agent, certificates for the Acquirer Common Stock representing the Stock Portion of the Transfer Consideration in accordance with Section 2; and

                  (c) At least three (3) business days prior to the Closing, (i) the Transferors will deliver to LLGM the various certificates, instruments, and documents referred to in Section 9 below, (ii) the Acquirer will deliver to LLGM the various certificates, instruments, and documents referred to in Section 10 below, and (iii) each of the Transferors will deliver to LLGM the certificates representing all of its Company Shares, duly endorsed in blank or accompanied by duly executed assignment documents. LLGM shall hold all such certificates, documents and instruments in escrow pending consummation of the Closing.

         3.3      [RESERVED]

4.       REPRESENTATIONS AND WARRANTIES OF THE TRANSFERORS.

         Upon the acceptance by the Acquirer of the completed Schedules pursuant to Section 7.10, the Transferors hereby jointly and severally represent and warrant to the Acquirer as follows:

         4.1 CORPORATE STATUS. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the Commonwealth of Pennsylvania and is qualified to do business as a foreign corporation in any jurisdiction where it is required to be so qualified. The Charter Documents and bylaws of the Company that have been delivered to the Acquirer are in full force and effect and are effective under applicable Laws and the Company is not in violation of any of the provisions thereof.

         4.2 AUTHORIZATION. The Company has the requisite power and authority to own its Assets and to carry on its Business as currently conducted. The Transferors have duly approved the terms of this Agreement and the Transactions. Each Transferor and the Company have duly executed and delivered each Transaction Document to which he, she or it is a Party, and each Transaction Document constitutes a valid and binding obligation of such Party, enforceable against each Transferor and the Company in accordance with its terms; except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws relating to or affecting the rights of creditors generally or contrary to public policy, except as enforcement hereof is subject to general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity), and except to the extent that provisions indemnifying a Party against Liability for his, her or its own wrongful or negligent acts may be unenforceable.

         4.3 CONSENTS AND APPROVALS. Neither the execution and delivery by each Transferor and the Company of the Transaction Documents to which he, she or it is a Party, nor the performance of the Transactions to be performed by such Party, will require any Consent, constitute a Default or cause any payment obligation (other than a payment obligation arising pursuant to a court-ordered decree of divorce or an agreement or instrument entered into or given in connection with a divorce proceeding or similar matter) to arise under (a) any Law or Court Order to which any Transferor or the Company is subject, (b) the Charter Documents or bylaws of the Company or (c) any Contract, Government Permit or other document to which any Transferor or the Company is a party or by which the properties or other Assets of any Transferor or the Company may be subject.

         4.4      CAPITALIZATION AND STOCK OWNERSHIP.

                  (a) The total authorized capital stock of the Company consists of 100 shares of Company Common Stock, 100 shares of which are issued and outstanding, no shares are (i) subject to issuance pursuant to vested options,
(ii) subject to issuance pursuant to unvested options, (iii) reserved for issuance pursuant to future option grants, or (iv) subject to unexercised warrants. The Transferors are not a party to (or have otherwise terminated) any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Company.

                  (b) Each Transferor, severally but not jointly, represents and warrants, only with respect to the Company Shares of such Transferor as set forth beside his, her or its name on SCHEDULE 4.4, that (i) such Transferor is the sole record and beneficial owner of the number of shares of Company Common Stock as set forth beside his, her or its name on SCHEDULE 4.4, and (ii) such Transferor owns all of such Company Common Stock free and clear of any Encumbrances (other than restrictions on transfer imposed by applicable federal and state securities Laws) .

                  (c) There are no existing options, warrants, calls, commitments or other rights of any character (including conversion or preemptive rights) relating to the acquisition of any issued or unissued capital stock or other securities of the Company. There are no outstanding or authorized option, stock appreciation, phantom stock, or similar rights with respect to the Company. All of the

Company Shares are duly and validly authorized and issued, fully paid and non-assessable. The Company has complied with all applicable Laws in connection with the issuance of the Company Shares, and none of the Company Shares were issued in violation of any Contract binding upon the Company. Upon completion of the Transactions at the Closing, the Acquirer shall receive valid title to all of the Company Shares, free and clear of all Encumbrances.

         4.5 SUBSIDIARIES. The Company does not own, directly or indirectly, any subsidiary, any interest or investment (whether equity or debt) in any corporation, partnership, business, trust, joint venture or other legal entity.

         4.6 CORPORATE RECORDS. The minute books of the Company contain complete, correct and current copies of its Charter Documents and bylaws and of all minutes of meetings, resolutions and other proceedings of its Board of Directors and stockholders. The stock record book of the Company is complete, correct and current.

         4.7 FINANCIAL STATEMENTS. The Transferors have delivered to the Acquirer correct and complete copies of the financial statements of the Company consisting of a balance sheet of the Company as of March 31, 1999, and the related income statement and statement of cash flows for the three months then ended. The Transferors have also delivered to the Acquirer correct and complete copies of the financial statements consisting of a balance sheet of the Company as of December 31, 1996, 1997 and 1998, and the related income statement and statement of cash flows for the years then ended. All such financial statements are referred to herein collectively as the "Company Financial Statements" and appear on SCHEDULE 4.7. The Company Financial Statements are consistent with the books and records of the Company, and there have not been any material transactions that have not been recorded in the accounting records underlying such Company Financial Statements. The Company Financial Statements have been prepared on a cash basis but will be converted, at the Acquirer's expense prior to the Closing, to an accrual basis in accordance with GAAP applied consistently with past practices other than the cash basis method of accounting, and the Company Financial Statements present accurately the financial position and Assets and Liabilities of the Company as of the dates thereof, and the results of its operations for the periods then ended. The balance sheet of the Company as of March 31, 1999 that is included in the Company Financial Statements is referred to herein as the "Company Balance Sheet," and the date thereof is referred to as the "Balance Sheet Date."

         4.8 TITLE TO ASSETS AND RELATED MATTERS. The Company has good and marketable title to, valid leasehold interests in, or valid licenses to use, all of its Assets, free from any Encumbrances, except those set forth on SCHEDULE
4.8. The use of the Assets is not subject to any Encumbrances, and such use does not materially encroach on the property or rights of anyone else, except those set forth on SCHEDULE 4.8. All Real Property and tangible personal property (other than inventory) of the Company are suitable for the purposes for which they are used, in good working condition and reasonable repair, free from any known defects.

         4.9 OWNED REAL PROPERTY. The Company does not own nor does it have any interest in any real property or improvements thereon (other than the Real Estate Leases disclosed in SCHEDULE 4.10, and the leasehold improvements relating to the same) nor does the Company have any options, agreements or Contracts under which it has the right or obligation to acquire any interest in any real property or improvements.

         4.10 LEASED REAL PROPERTY. SCHEDULE 4.10 lists by street address all real estate used by the Company in the operation of its Business as well as any other real estate that is in the possession of or leased by the Company and the improvements (including buildings and other structures) located on such real estate (collectively, the "Real Property"), and lists any leases under which any such Real Property is possessed (the "Real Estate Leases"). SCHEDULE 4.10 also describes any other real estate previously owned, leased or otherwise operated by the Company or any predecessor thereof and the time periods of any such ownership, lease or operation. The Real Property complies with all applicable zoning Laws. The Company has obtained all licenses and rights-of-way from governmental entities or private parties that are necessary to ensure vehicular and pedestrian ingress and egress to and from any Real Property. Except as otherwise set forth in SCHEDULE 4.10, none of the Real Estate Leases are for a term in excess of one year.

         4.11 CERTAIN PERSONAL PROPERTY. SCHEDULE 4.11 lists all tangible personal property of the Company, except for items subject to any Non-Real Estate Leases, and describes and specifies the location of all such items of tangible personal property that were included in the Company Balance Sheet. Except as otherwise set forth in SCHEDULE 4.11, since the Balance Sheet Date, the Company has not acquired any items of tangible personal property (other than inventory and office supplies). All of such tangible personal property (a) is in operating condition, reasonable wear and tear excepted, (b) is usable in the ordinary course of the Company's Business, and (c) conforms with any applicable Laws relating to its construction, use and operation. Except for those items subject to the Non-Real Estate Leases (defined below), no Person other than the Company owns any vehicles, equipment or other tangible Assets located on the Real Property that are used by the Company in its Business (other than immaterial items of personal property owned by the Company's employees) or that are necessary for the operation of its Business.

         4.12 NON-REAL ESTATE LEASES. SCHEDULE 4.12 lists all Assets and property (other than Real Property) that are currently being used in the operation of the Business and that are possessed by the Company under an existing lease, including all trucks, automobiles, machinery, equipment, furniture and computers. SCHEDULE 4.12 also lists the leases under which such Assets and property listed on SCHEDULE 4.12 are possessed. All of such leases are referred to herein as the "Non-Real Estate Leases." Except as otherwise set forth on SCHEDULE 4.12, none of the Non-Real Estate Leases are for a term in excess of one year.

         4.13 ACCOUNTS RECEIVABLE. All Accounts Receivable of the Company that are reflected on the Company Balance Sheet represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. Except for those Accounts Receivable of the Company in excess of 60 days from the date of creation as set forth on SCHEDULE 4.13, all of the Accounts Receivable included in the Assets of the Company are collectible within 60 days from the respective dates of sale. None of the Transferors knows of any facts or circumstances (other than general economic conditions) that are likely to result in any material increase in the uncollectibility of such Accounts Receivable. SCHEDULE 4.13 contains a complete and accurate list of all Accounts Receivable as of the date provided therein, which list sets forth the aging of such Accounts Receivable.

         4.14 LIABILITIES. The Company has no Liabilities, and none of the Assets of the Company is subject to any Liabilities, except (a) Liabilities set forth on the Company Balance Sheet or incurred in the ordinary course (none of which relates to any breach of contract, breach of warranty, tort, infringement, or violation of Law or arose out of any charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand) since the Balance Sheet Date that, individually or in the aggregate, are not material to the Business or the Assets of the Company or (b) Liabilities of the Company specifically disclosed on any Schedule (or not required to be disclosed because of the term or amount involved) that were not required under GAAP to have been specifically disclosed or reserved for on the Company Balance Sheet.

         4.15 TAXES. With respect to the Company and any affiliated predecessor entities, (i) all reports, returns, statements (including estimated reports, returns, or statements), and other similar filings scheduled to be filed on or before the Closing Date (the "Tax Returns") with respect to any Taxes, have been or will be timely filed with the appropriate governmental agencies in all jurisdictions in which such Tax Returns are required to be filed, and all such Tax Returns correctly reflect the Liability for Taxes for the periods, properties, or events covered thereby; (ii) all Taxes payable with respect to the Tax Returns referred to in the preceding clause, and all Taxes accruable or otherwise attributable to events occurring prior to the Closing Date, whether disputed or not, whether or not shown on any Tax Return, and whether or not currently due or payable, will have been paid in full prior to the Closing Date;
(iii) none of the Transferors or the Company has any knowledge of any unassessed Tax deficiencies or of any audits or investigations pending or threatened with respect to any Taxes; (iv) [RESERVED]; (v) no issues have been raised in any examination by any taxing authority which, by application of similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so examined; (vi) there is in effect no extension for the filing of any Tax Return and no extension or waiver of the application of any statute of limitations of any jurisdiction regarding the assessment or collection of any Tax has been given; (vii) no notice has been received from any Tax authority in any jurisdiction in which any such entity does not file Tax Returns that it is or may be subject to taxation by that jurisdiction; (viii) there are no liens for Taxes upon any Asset except for liens for current Taxes not yet due; (ix) all deposits required by Law to be made with respect to employees' withholding and other payroll, employment, or other withholding Taxes, including the portions of such Taxes imposed upon the employer, have been timely made; (x) neither the Company, nor any Transferor, has taken or agreed to take any action that would prevent the receipt by the Transferors of the Stock Portion of the Transfer Consideration from qualifying as tax-free under the provisions of
Section 351 of the Code; (xi) there are no agreements in place relating to the allocating or sharing of the payment of, or Liability for, Taxes for any period;
(xii) the Company is not a party to any joint venture, partnership or other arrangement or Contract that could be treated as a partnership for federal income Tax purposes; (xiii) the Company has not waived any statue of limitations in respect of Taxes which waiver is currently in effect; (xiv) the Company is not a party to any "closing agreement," as described in Section 7121 of the Code or any corresponding provision of state or local Tax Law, and there are no Tax rulings or requests for Tax rulings with respect to the Company; (xv) the Company has not filed a consent under Code Sec. 341(f) concerning collapsible corporations; (xvi) the Company has not made any payments, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate it to make any payments that, under any circumstances, will not be deductible to the Company under Code Sec. 280G;
(xvii) the Company is not and has never been a United States real property holding corporation within the meaning of Code Sec. 897(c)(2); (xviii) the Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Sec. 6662; (xix) the Company has never been (nor has any Liability for unpaid Taxes because it once was) a member of an Affiliated Group filing a consolidated federal income Tax Return and has never incurred any Liability for the Taxes of any Person under Treasury Regulations (S)1.1502-6 (or any similar provision of Law); (xx) the Company has never incurred any Liability for the Taxes of any Person as a transferee or successor, by contract, or otherwise; (xxi) the Company has been a validly electing S corporation within the meaning of Sections 1361 and 1362 of the Code at all times during its existence and the Company will be an S corporation up to and including the Closing Date; (xxii) the Company would not be liable for any Tax under Section 1374 of the Code if its Assets were sold for their fair market value as of the Closing Date; and (xxiii) the Company has not, in the past ten years, (A) acquired assets from another corporation in a transaction in which the Company's Tax basis for the acquired assets were determined, in whole or part, by reference to the Tax basis of the acquired assets (or any other property) in the hands of the transferor or (B) acquired the stock of any corporation which is a qualified subchapter S subsidiary.

         4.16     LEGAL PROCEEDINGS AND COMPLIANCE WITH LAW.

                  (a) There is no Litigation that is pending or, to the Transferors knowledge, threatened against the Company. There has been no Default by the Company under any Laws applicable to the Company, including Laws relating to pollution or protection of the environment, and the Company has not received any notices from any governmental entity regarding any alleged Defaults under any Laws. There has been no Default with respect to any Court Order applicable to the Company.

                  (b) The Company has (i) obtained and is in full compliance with all governmental permits, licenses, registrations, certificates of occupancy, approvals and other authorizations (the "Governmental Permits"), all of which are listed in SCHEDULE 4.16 along with their respective expiration dates, that are required for the complete operation of the Business of the Company as currently operated, (ii) all of the Governmental Permits are currently valid and in full force and (iii) filed such timely and complete renewal applications as may be required with respect to its Governmental Permits. Further, no revocation, cancellation or withdrawal thereof has been threatened.

                  (c) The Company has filed in a timely manner all reports, documents, and other materials it was required to file (and the information contained therein was correct and complete in all respects) under all applicable Laws (including rules and regulations thereunder).

                  (d) The Company has possession of all records and documents it was required to retain under all applicable Laws (including rules and regulations thereunder).

         4.17     CONTRACTS.

                  (a) SCHEDULE 4.17(a) lists each Contract of the following types to which the Company is a party, or by which it is bound, as of the date hereof, except for any Contract that may be terminated by the Company on not more than 30 days' notice without any Liability:

                           (i) Contracts with any current or former stockholder,
director, officer, employee, partner or consultant of the Company or any Affiliate thereof;

                           (ii) Contracts for the future purchase of, or payment
for, supplies or products, or for the lease of any Asset from or the performance of services by a third party;

                           (iii) Contracts to sell or supply products or to
perform services;

                           (iv) Contracts to lease to or to operate for any
other party any Asset (other than Real Estate Leases and Non-Real Estate Leases identified on other Schedules);

                           (v) Any notes, debentures, bonds, conditional sale
agreements, equipment trust agreements, letter of credit agreements, reimbursement agreements, loan agreements or other Contracts for the borrowing or lending of money (including loans to or from the Transferors or any officers, directors, partners, stockholders or Affiliates of the Company or any members of their immediate families), agreements or arrangements for a line of credit or for a guarantee of, or other undertaking in connection with, the indebtedness of any other Person;

                           (vi) Any Contracts under which any Encumbrances exist
with respect to any Assets;

                           (vii) Any Subscriber Contracts for each of the fiscal
years ended December 31, 1996, 1997 and 1998, and for the current fiscal year;
and

                           (viii) Any formal or informal partnering arrangement
with any merchant or service or web content provider;

                           (ix) Any Contract with any local exchange carrier,
competitive local exchange carrier, competitive access provider or other telecommunications carrier;

                           (x) Any peering, transit or other Contract with any
Internet service provider, online company or similar entity;

                           (xi) Any written Contract requiring confidentiality
or non-competition other than agreements with customers, employees or subcontractors in the ordinary course of business; or

                           (xii) Any other Contracts (other than those described
in any of (i) through (xi) above) not made in the ordinary course of business.

                  (b) The Transferors have delivered to the Acquirer or made available for review by the Acquirer a correct and complete copy of each written Contract listed in Schedule 4.17(a) (as amended to date). Each of the Contracts set forth on SCHEDULE 4.17(a) is legal, valid, binding and enforceable in accordance with its terms, and is in full force and effect, and will continue to be legal, valid, binding and enforceable in accordance with its terms, and will be in full force and effect on identical terms immediately following the Closing. The Company is not in Default under any Contract (including any Real Estate Leases and Non-Real Estate Leases), which Default could result in a Liability on the part of the Company. The Company has not received any communication from, or given any communication to, any other party indicating that the Company or such other party, as the case may be, is in Default under any Contract where such Default could have a Material Adverse Effect. None of the other parties in any such Contract to which the Company is a party is in Default thereunder. No unfulfilled Subscriber Contract obligating the Company to perform services will result in a loss to the Company upon completion of performance. Except for notifications from Subscribers which would not have a Material Adverse Effect, the Company has not been notified that any of its Subscribers intend either to dispute charges under or to terminate early a Subscriber Contract.

                  (c) SCHEDULE 4.17(c) sets forth a complete and accurate description of each proposed Contract to which the Company is proposed to be a party, or by which it is proposed to be bound, as of the date hereof, currently being negotiated with a possible customer. Notwithstanding the foregoing, the Transferors make no representations or warranties concerning such proposed Contracts or the likelihood that the parties thereto will enter into such proposed Contracts.

                  (d) SCHEDULE 4.17(d) sets forth a complete and accurate description of each request for proposal for a Contract with a possible customer to which the Company is proposed to be a party, or by which it is proposed to be bound, as of the date hereof, that the Company has pending, or that is currently being acted upon or considered by the Company. Notwithstanding the foregoing, the Transferors make no representations or warranties concerning such proposals or the likelihood that the parties receiving such proposals will accept such proposals.

         4.18 INSURANCE. SCHEDULE 4.18 lists all policies or binders of insurance held by or on behalf of the Company, specifying with respect to each policy the insurer, the amount of the coverage offered under the terms of the policy, the type of insurance, the risks insured, the expiration date, the policy number and any pending claims thereunder. There is no Default with respect to any such policy or binder, nor has there been any failure to give any notice or present any claim under any such policy or binder in a timely fashion or in the manner or detail required by the policy or binder. There is no notice of non-renewal or cancellation with respect to, or disallowance of any claim under, any such policy or binder that has been received by the Company. The Company has been covered during the past three (3) years by insurance in scope and amount customary and reasonable for the Business in which it has engaged during the aforementioned period. The Company currently does not have and has never had any self-insurance arrangements.

         4.19     INTELLECTUAL PROPERTY AND SOFTWARE PRODUCTS.

                  (a) SCHEDULE 4.19 contains a description of all material Intellectual Property owned or used by the Company, other than off-the-shelf software. SCHEDULE 4.19 separately discloses all Intellectual Property under license, other than licenses related to off-the-shelf software. Except as otherwise set forth on SCHEDULE 4.19, all Intellectual Property developed by any Person for use by the Company was developed pursuant to valid work-for-hire Contracts and such Intellectual Property is not subject to any license or royalty payments. No Intellectual Property rights not described on SCHEDULE 4.19 are necessary in connection with the conduct of the Business.

Except as otherwise set forth on SCHEDULE 4.19, the Company owns the entire right, title and interest in and to, and has the exclusive perpetual royalty-free right to use, the Intellectual Property, free and clear of all Encumbrances. Except as otherwise set forth on SCHEDULE 4.19, there are no pending or, to the knowledge of the Transferors, threatened claims against the Company by any Person with respect to any of the items, or their use, listed in
SCHEDULE 4.19. Except as otherwise set forth on SCHEDULE 4.19, no Person is infringing upon nor has any Person misappropriated the Intellectual Property and the Company is not infringing upon the Intellectual Property rights of any other Person.

                  (b) The Company employs procedures to maintain the proprietary nature of, and owns and has the unrestricted right to use all, trade secrets, including know-how, inventions, designs, processes, computer software and documentation for such software and technical data required for or incident to the development, manufacture, operation and sale of all products and services sold or proposed to be sold by the Company, free and clear of any Encumbrances, including, without limitation, all claims of current and former employees, consultants, officers, directors and shareholders. Each employee and officer of the Company has executed an agreement with the Company regarding confidentiality and proprietary information. The Transferors, after reasonable investigation, are not aware that any of the Company's employees are in violation thereof.

                  (c) SCHEDULE 4.19 contains a complete and accurate list of all computer software owned by the Company (the "Owned Software"). Except as otherwise set forth on SCHEDULE 4.19, the Company has exclusive title to the Owned Software, free and clear of all claims, including claims or rights of employees, agents, consultants, customers, licensees or other parties involved in the development, creation, marketing, maintenance, enhancement or licensing of such computer software. The Owned Software is not dependent on any Licensed Software (as defined in paragraph (d) below) in order to fully operate in the manner in which it is intended.

                  (d) SCHEDULE 4.19 contains a complete and accurate list of all software under which the Company is a licensee, lessee or otherwise has obtained the right to use such software (the "Licensed Software"). SCHEDULE 4.19 also sets forth a list of all license fees, rents, royalties or other charges that the Company is required or obligated to pay with respect to the Licensed Software. Except as otherwise set forth on SCHEDULE 4.19, the Company is in full compliance with all material provisions of any license, lease or other similar agreement pursuant to which it has rights to use the Licensed Software and has proof of purchase of each item of Licensed Software. None of the Licensed Software has been incorporated into or made a part of any Owned Software or any other Licensed Software. The Company has not published or disclosed any Licensed Software to any other party.

                  (e) The Owned Software and Licensed Software (collectively, the "Company Software") constitute all software currently used in or necessary for the conduct of the Business as currently conducted. SCHEDULE 4.19 identifies all Contracts pursuant to which computer programming services for the Company were performed. The Transactions will not cause a breach or default under any license, lease or similar agreement relating to the Company Software or materially impair the Company's ability to use the Company Software after the Closing Date in the same manner as such computer software is currently used by the Company. The Company is not infringing any intellectual property rights of any other Person with respect to the Company Software, and no other Person is infringing any intellectual property rights of the Company with respect to the

Company Software or is claiming any right, title or interest in the Company Software or any infringement by the Company of any intellectual property right which such other Person may possess.

                  (f) SCHEDULE 4.19 lists and separately identifies all Contracts pursuant to which the Company has been granted rights to market software owned by third parties, and lists and separately identifies all Contracts pursuant to which the Company has granted marketing rights in the Company Software to third parties.

                  (g) The Company has not taken or failed to take any actions under the Law of any applicable foreign jurisdictions where the Company has marketed or licensed the Company Software that would restrict or limit the ability of the Company to protect, or prevent it from protecting, its ownership interests in, confidentiality rights of, and rights to market, license, modify or enhance, the Company Software.

                  (h) All Company Software is Year 2000 Compliant. All date processing by the Company Software will include four digit year format and recognize and correctly process dates for leap years.

                  (i) No current or former employee of the Company and no other Person owns or has any proprietary, financial or other interest, direct or indirect, in whole or in part, and including any right to royalties or other compensation, in any of the Intellectual Property listed on SCHEDULE 4.19, or in any application therefor.

         4.20     EMPLOYEES.

                  (a) SCHEDULE 4.20 contains a complete and correct list of the names and salaries, bonus and other cash compensation of all employees and officers of the Company, including, without limitation, all temporary, for-hire, or outsourced employees engaged by the Company during the current calendar year. Except as set forth on SCHEDULE 4.20, the Company does not have any written or oral Contracts of employment with any employee of the Company. Except as otherwise set forth on SCHEDULE 4.20, all employees of the Company are employee(s) "at will" and the Company or any employee(s) are free to terminate the employment relationship at any time for any reason without any Liability.

                  (b) Neither the execution and delivery of this Agreement nor the consummation of the Transactions will (i) result in any payment to be made by the Company (including, without limitation, severance, unemployment compensation, golden parachute (as defined in Code Section 280G or otherwise)) becoming due to any employee or former employee, officer or director, or (ii) increase or vest any benefits payable under any Benefit Plan.

                  (c) Any amount that could be received (whether in cash or property or the vesting of property) as a result of any of the Transactions by any employee, officer or director of the Company who is a "disqualified individual" (as such term is defined in Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Benefit Plan currently in effect would not be characterized as an "excess parachute payment" (as such term is defined in Section 280(b)(1) of the Code).

         4.21 EMPLOYEE RELATIONS. The Company is not (a) a party to any collective bargaining agreement, (b) a party to, involved in, threatened by, any labor dispute or unfair labor practice charge, or (c) currently negotiating any collective bargaining agreement, and the Company has not experienced any work stoppage during the last three years. The Company has not committed any unfair labor practice.

         4.22     ERISA.

                  (a) SCHEDULE 4.22 contains a complete list of all Benefit Plans sponsored or maintained by the Company or under which the Company may be obligated. Except as otherwise set forth on SCHEDULE 4.22, the Transferors have delivered to the Acquirer (i) accurate and complete copies of all Benefit Plan documents and all other material documents relating thereto, including (if applicable) all summary plan descriptions, summary annual reports and insurance Contracts, (ii) accurate and complete detailed summaries of all unwritten Benefit Plans, (iii) accurate and complete copies of the most recent financial statements and actuarial reports with respect to all Benefit Plans for which financial statements or actuarial reports are required or have been prepared and
(iv) accurate and complete copies of all annual reports for all Benefit Plans (for which annual reports are required) prepared within the last three years, except where such inaccuracy or incompleteness does not have a Material Adverse Effect. Each Benefit Plan providing benefits that are funded through a policy of insurance is indicated by the word "insured" placed by the listing of the Benefit Plan on SCHEDULE 4.22.

                  (b) Except as otherwise set forth on SCHEDULE 4.22, all Benefit Plans conform (and at all times have conformed) in all material respects to, and are being administered and operated (and have at all times been administered and operated) in material compliance with, the requirements of (to the extent governed thereby) ERISA, the Code and all other applicable Laws. Except as otherwise set forth on SCHEDULE 4.22, all returns, reports and disclosure statements required to be made under ERISA and the Code with respect to all Benefit Plans have been timely filed or delivered. Except as otherwise set forth on SCHEDULE 4.22, there have not been any "prohibited transactions," as such term is defined in Section 4975 of the Code or Section 406 of ERISA involving any of the Benefit Plans, that could subject the Company to any material penalty or Tax imposed under the Code or ERISA.

                  (c) Except as otherwise set forth on SCHEDULE 4.22, the Company does not sponsor or maintain any Benefit Plan that is intended to be qualified under Section 401 (a) of the Code.

                  (d) Except as otherwise set forth on SCHEDULE 4.22, the Company does not sponsor a defined benefit plan subject to Title IV of ERISA, nor does the Company have a current or contingent obligation to contribute to any multiemployer plan (as defined in Section 3(37) of ERISA), and neither the Company nor any of its predecessors, if any, have ever contributed to a multiemployer plan. Except as otherwise set forth on SCHEDULE 4.22, the Company has no Liability with respect to any employee benefit plan (as defined in Section 3(3) of ERISA) other than with respect to the Benefit Plans.

                  (e) Except as otherwise set forth on SCHEDULE 4.22, there are no pending or threatened claims by or on behalf of any Benefit Plans, or by or on behalf of any individual participants or beneficiaries of any Benefit Plans, alleging any breach of fiduciary duty on the part of the Company or any of its officers, directors or employees under ERISA or any other applicable regulations, or claiming benefit payments other than those made in the ordinary operation of such plans, nor is there, to the knowledge of any Transferor, any basis for such claim. Except as otherwise set forth on SCHEDULE 4.22, the Benefit Plans are not the subject of any pending (or any threatened) investigation or audit by the Internal Revenue Service, the Department of Labor or the Pension Benefit Guaranty Corporation ("PBGC").

                  (f) Except as otherwise set forth on SCHEDULE 4.22, the Company has timely made any and all required contributions under the Benefit Plans including the payment of any premiums payable to the PBGC and other insurance premiums.

                  (g) Except as otherwise set forth on SCHEDULE 4.22, with respect to any Benefit Plan that is an employee welfare benefit plan (within the meaning of Section 3(l) of ERISA) (a "Welfare Plan"), (i) each Welfare Plan for which contributions are claimed as deductions under any provision of the Code is in material compliance with all applicable requirements pertaining to such deduction, (ii) with respect to any welfare benefit fund (within the meaning of Section 419 of the Code) related to a Welfare Plan, there is no disqualified benefit (within the meaning of Section 4976(b) of the Code) that would result in the imposition of a Tax under Section 4976(a) of the Code, (iii) any Benefit Plan that is a group health plan (within the meaning of Section 4980B(g)(2) of the Code) complies, and in each and every case has complied, with all of the material requirements of Section 4980B of the Code, ERISA, Title XXII of the Public Health Service Act and the applicable provisions of the Social Security Act, and (iv) all Welfare Plans may be amended or terminated at any time on or after the Closing Date. Except as otherwise set forth on SCHEDULE 4.22, no Benefit Plan provides any health, life or other welfare coverage to employees of any Company beyond termination of their employment with the Company by reason of retirement or otherwise, other than coverage as may be required under Section 4980B of the Code or Part 6 of ERISA, or under the continuation of coverage provisions of the Laws of any state or locality.

         4.23 GUARANTIES. The Company has not agreed to be a guarantor nor has it otherwise agreed to be liable for any Liability or obligation (including indebtedness) of any other person other than such potential Liabilities to which the Company is subject based on the acts or omissions of its employees, subcontractors and other agents performing services for the Company in the ordinary course of business (of which the Transferors have no knowledge of any claim for actual Liability therefor).

         4.24 CERTAIN BUSINESS RELATIONSHIPS WITH THE COMPANY. Except as set forth on SCHEDULE 4.24, neither the Transferors nor their Affiliates have been involved in any business arrangement or relationship with the Company within the past twelve (12) months other than service relationships in the ordinary course of business, and neither the Transferors nor their Affiliates owns any material property or right, tangible or intangible, which is used in the Business of the Company.

         4.25 SYSTEMS. (a) All of the Systems services and platform servers are running, or peaking, at no higher than 90% of capacity, (b) all of the Systems' services are replicated in a redundant manner across available platform servers, (c) all remote physical points of presence ("POPs") are secure, conform to equipment manufacturers' recommended environmental parameters, and contain an uninterrupted power supply with a battery back-up of at least 15 minutes, (d) the average Subscriber blockage rate for dial-in Subscribers is no greater than 1.0% of Subscriber attempts across the overall network infrastructure, (e) the configuration diagrams provided to the Acquirer reasonably represent the redundant network facilities between major backbone locations, and between remote physical POPs and major network concentration points, (f) the existing power plant at the Company's main location is equipped with an uninterrupted power supply with a battery back-up of at least 60 minutes, (g) all deployed dial-in modem, modem shelf and corresponding technology conform to applicable industry standards necessary to support Subscriber traffic at a rate of 56Kbps or above, (h) all Systems owned, leased by, or licensed to or by the Company are Year 2000 Compliant, (i) the Company utilizes an IP address allocation scheme that conforms to industry standards, and (j) the Company has access to the quantity of IP addresses sufficient to support the Company's Subscriber base as currently existing and as currently contemplated to exist as of September 30, 1999.

         4.26 SUBSCRIBERS. SCHEDULE 4.26 sets forth (a) a copy of each standard form Subscriber Contract, including electronic versions; (b) the number of Wholesale Subscribers and Retail Subscribers served by the Company by type of business (i.e., segregated by the following categories, if applicable to the
Company: (i) dial-up, (ii) dedicated access, (iii) web hosting, and (iv) other businesses) as of April 30, 1999 and the Company's standard rates for such Subscribers for each type of business; (c) for the period commencing January 1,1997, the Company's monthly Churn Rate (consisting of (i) cancellations of month-to-month service and/or long-term subscription or service Contracts prior to expiration (ii) terminations of any such Contracts, and (iii) non-renewal of any such Contracts upon expiration) by business type during each full calendar month prior to the date hereof; and (d) as of April 30, 1999, detail as to the amount of prepaid subscription or service Contracts and the amount of unearned revenue for all Subscriber Contracts with a remaining term of (i) less than or equal to 90 days, (ii) greater than 90 days and less than or equal to one year,
(iii) greater than one year and less than or equal to two years, (iv) greater than two years and less than or equal to three years and (v) greater than three years. The Company has used its reasonable business efforts to maintain and currently maintains, good working relationships with all of its Subscribers as a whole. Except for notices from Subscribers which would not have a Material Adverse Effect, none of such Subscribers has given the Company notice terminating, canceling or threatening to terminate or cancel any Contract or relationship with the Company.

         4.27 PREVIOUS SALES; WARRANTIES. Except for such defects and other breaches that would not have a Material Adverse Effect, all goods sold or distributed and all services performed by the Company were of merchantable quality, and the Company has not breached any express or implied warranties offered by it in connection with the sale or distribution of such goods or services.

         4.28 ABSENCE OF CERTAIN CHANGES. Since the Balance Sheet Date, the Company has conducted its Business in the ordinary course and there has not been with respect to the Company:

                  (a) any change in the terms of the Subscriber Contracts, including, without limitation, fees, terms, services, discounts, and prepayments;

                  (b) any material Contract, lease, sublease, license or sublicense (or series or related contracts, leases, subleases, licenses and sublicenses) outside the ordinary course of business;

                  (c) any employment Contract or collective bargaining agreement, written or oral, or modified the terms of any existing such Contract or agreement with any of its full-time staff employees other than in the ordinary course of business;

                  (d) a change in its Business that has had or is reasonably likely to have a Material Adverse Effect;

                  (e) any distribution or payment declared or made in respect of its capital stock by way of dividends, purchase or redemption of shares or otherwise, except for subchapter S corporation distributions;

                  (f) any increase in the compensation payable or to become payable to any director, officer, employee or agent, except for increases for non-officer employees made in the ordinary course of business, nor any other change in any employment or consulting arrangement;

                  (g) any sale, assignment or transfer of Assets, or any additions to or transactions involving any Assets, other than those made in the ordinary course of business;

                  (h) any change in its Charter Documents or bylaws;

                  (i) a commitment or agreement on the part of the Company to incur any Liability or make any capital expenditure in excess of $25,000 individually and $200,000 in the aggregate, including without limitation any Contracts to provide services or products;

                  (j) the creation or assumption of any mortgage, pledge, or other Encumbrance upon any of the Company's Assets;

                  (k) a breach of a Contract to which the Company is a party, or an amendment or termination of a Contract or Governmental Permit to which the Company is a party;

                  (l) a waiver or release of any claim or right or cancellation of any debt held; or

                  (m) a payment to any Affiliate of the Company other than in the ordinary course of business.

         4.29 FINDER'S FEES. No Person retained by any Transferor or the Company is or will be entitled to any commission or finder's or similar fee in connection with the Transactions.

         4.30 ADDITIONAL INFORMATION. SCHEDULE 4.30 accurately lists the following:

                  (a) the names of all officers and directors of the Company, all of which officers and directors shall have tendered their resignations as officers and directors, effective as of the Closing;

                  (b) the names and addresses of every bank or other financial institution in which the Company maintains an account (whether checking, saving or otherwise), lock box or safe deposit box, and the account numbers and names of Persons having signing authority or other access thereto;

                  (c) the names of all Persons authorized to borrow money or incur or guarantee indebtedness on behalf of the Company;

                  (d) the names of any Persons holding powers of attorney from the Company and a summary statement of the terms thereof; and

                  (e) all names under which the Company has conducted any Business or which it has otherwise used at any time during the past five years.

         4.31 SECURITIES MATTERS. Each Transferor receiving Acquirer Common Stock as part of the Transfer Consideration, severally but not jointly, represents and warrants as follows:

                  (a) The Transferors are experienced in evaluating and investing in high-technology companies such as Acquirer. The Transferors have substantial experience in investing in and evaluating private placement transactions of securities in companies similar to Acquirer and are capable of evaluating the risks and merits of their investment in Acquirer and have the capacity to protect their own interests.

                  (b) The Transferors are acquiring the Acquirer Common Stock solely for their own account and not with a view to, or for resale in connection with, any distribution thereof, except in compliance with the Securities Act and applicable state securities Laws, and the Transferors have no present intention of selling or distributing the Acquirer Common Stock except in compliance with the Securities Act and applicable state securities Laws. The Transferors acknowledge that as of the date of this Agreement the Acquirer Common Stock has not been registered under the Securities Act.

                  (c) The Transferors are aware of the applicable limitations under the Securities Act relating to a subsequent sale, transfer, pledge, mortgage, hypothecation, assignment or other encumbrance of the Acquirer Common Stock. The Transferors further acknowledge that the Acquirer Common Stock must be held indefinitely unless it is subsequently registered under the Securities Act and applicable state securities Laws or an exemption from such registration is available. The Transferors are aware of the provisions of Rule 144 promulgated under the Securities Act which permits limited resale of shares acquired in a private placement subject to the satisfaction of certain conditions, including, among other things, the resale occurring not less than one year after a party has purchased and paid for the security to be sold.

                  (d) The Transferors acknowledge that the Acquirer has provided them with adequate access to financial and other information concerning the Acquirer and the Acquirer Common Stock, and that the Transferors have had the opportunity to ask questions of and receive answers from the Acquirer concerning the Acquirer Common Stock and to obtain therefrom any additional information necessary to make an informed decision regarding the acquisition of the Acquirer Common Stock.

                  (e) Each of the Transferors is an "accredited investor" as that term is defined in Rule 501(a) under the Securities Act. None of the Transferors has been organized for the specific purpose of acquiring the Acquirer Common Stock.

                  (f) The Transferors will not sell, transfer, pledge, donate, assign, mortgage, hypothecate or otherwise encumber the Acquirer Common Stock unless the Acquirer Common Stock is registered under the Securities Act or the Acquirer is given an opinion of counsel (which may be an opinion of counsel to the Acquirer), reasonably acceptable to the Acquirer, that such registration is not required under the Securities Act.

                  (g) The Transferors realize that the Acquirer is relying on the validity of the Transferors' representations and agreements contained herein and in the other Transaction Documents in issuing the Acquirer Common Stock to the Transferors without registration under the Securities Act.

         4.32 ACCURACY OF INFORMATION. No representation or warranty by any Transferor in any Transaction Document, and no information contained herein or therein or in any document delivered pursuant hereto or thereto, including the Company Financial Statements and the Schedules hereto, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not misleading.

5.       REPRESENTATIONS AND WARRANTIES OF THE ACQUIRER.

         The Acquirer hereby represents and warrants to the Transferors as follows:

         5.1 CORPORATE. The Acquirer is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation.

         5.2 AUTHORIZATION. The Acquirer has the requisite power and authority to execute and deliver the Transaction Documents to which it is a Party and to perform the Transactions performed or to be performed by it. Such execution, delivery and performance by the Acquirer has been duly authorized by all necessary corporate action. The Acquirer has duly executed and delivered this Agreement and this Agreement constitutes a valid and binding obligation of the Acquirer, enforceable against the Acquirer in accordance with its terms; except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws relating to or affecting the rights of creditors generally or contrary to public policy, except as enforcement hereof is subject to general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity), and except to the extent that provisions indemnifying a Party against Liability for his, her or its own wrongful or negligent acts may be unenforceable.

         5.3 CONSENTS AND APPROVALS. Neither the execution and delivery by the Acquirer of the Transaction Documents to which it is a Party, nor the performance of the Transactions by the Acquirer, will require any Consent, or constitute a Default or cause any payment obligation to arise under (a) any Law or Court Order to which the Acquirer is subject, (b) the Charter Documents or bylaws of the Acquirer or (c) any Contract, Governmental Permit or other document to which the Acquirer is a party or by which the properties or other Assets of the Acquirer may be subject.

         5.4 CAPITALIZATION AND STOCK OWNERSHIP. The total authorized capital stock of the Acquirer consists of 100,000,000 shares of Common Stock, $0.001 par value, no shares of which are issued and outstanding as of June 7, 1999. When issued at the Closing, all issued and outstanding shares of Common Stock of the Acquirer will be duly authorized, validly issued, fully paid and non-assessable.

         5.5 LEGAL PROCEEDINGS. There is no Litigation that is pending or, to the Acquirer's knowledge, threatened against the Acquirer, except where such Litigation is not expected to have a Material Adverse Effect. There has been no Default by the Acquirer under any Laws applicable to the Acquirer, and the Acquirer has not received any notices from any governmental entity regarding any alleged Defaults under any Laws. There has been no Default with respect to any Court Order applicable to the Acquirer.

         5.6 FINDER'S FEES. Acquirer shall pay at the Closing all commissions, finder's or similar fees in connection with the Transactions for any Person retained by the Acquirer in such capacity.

         5.7 SECTION 351. Immediately after the Closing, the Transferors, together with (a) the Transferors of all Businesses acquired by the Acquirer in connection with the IPO, (b) all of the purchasers of the Acquirer's Common Stock in the IPO, and (c) all other Transferors of property to the Acquirer in exchange for the Acquirer Common Stock in connection with the IPO, shall possess at least eighty (80%) percent of the total combined voting power of all classes of Acquirer Common Stock entitled to vote and at least eighty (80%) percent of the total number of shares of all other classes of stock of the Acquirer; provided, however, this representation only applies to Transferors receiving Acquirer Common Stock as part of their Transfer Consideration.

6.       TAXES.

                  The following provisions shall govern the allocation of responsibility for certain Tax matters following the Closing Date:

         6.1 TRANSFERORS TAX PREPARATION. The Transferors shall prepare or cause to be prepared and file or cause to be filed, within the time and in the manner provided by Law, all Tax Returns of the Company for all periods ending on or before the Closing Date that are due after the Closing Date, including all necessary short period or interim federal and state Tax Returns. Transferors shall pay on or before the due date of such Tax Returns the amount of all Taxes shown as due on such Tax Returns. Such Tax Returns shall be prepared and filed in accordance with applicable Law and in a manner consistent with past practices. To the extent reasonably requested by the Transferors or required by Law, the Acquirer and the Company shall participate in the filing of any Tax Returns filed pursuant to this paragraph.

         6.2 TAX PREPARATION. The Acquirer shall cause the Company to prepare and file any Tax Returns for Tax periods which begin on the Closing Date and end after the Closing Date.

         6.3 COOPERATION ON TAX MATTERS. The Acquirer and the Company on one hand and the Transferors on the other hand shall (a) cooperate fully, as reasonably requested, in connection with the preparation and filing of Tax Returns pursuant to this Section 6 and any audit, Litigation or other proceeding with respect to Taxes; (b) make available to the other, as reasonably requested, all information, records or documents with respect to Tax matters pertinent to the Company for all periods ending prior to or including the Closing Date; and
(c) preserve information, records or documents relating to Tax matters pertinent to the Company that is in their possession or under their control until the expiration of any applicable statute of limitations or extensions thereof.

         6.4 MISCELLANEOUS TAX OBLIGATIONS. The Transferors shall timely pay all transfer, documentary, sales, use, stamp, registration and other Taxes and fees arising from or relating to the Transactions, and the Transferors shall, at their own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration, and other Taxes and fees. If required by applicable Law, the Acquirer and the Company will join in the execution of any such Tax Returns and other documentation.

7. COVENANTS OF THE COMPANY AND THE TRANSFERORS.

         7.1 PAYMENT OF EXPENSES. On or promptly after the Closing Date, the Transferors shall pay the expenses incurred by them in connection with the Transactions, including any amounts that may be due from the Transferors to their lawyers, accountants, consultants, investment bankers, brokers, finders, and other advisors.

         7.2 OPERATION OF BUSINESS PRIOR TO THE CLOSING. Except as contemplated hereby, or as may be incidental to or in furtherance of the Transactions, or as may have been set forth herein or in the Schedules, the Company will not (and the Transferors will not cause or permit the Company to) engage in any practice, take any action, embark on any course of inaction, or enter into any transaction outside the ordinary course of business. Without limiting the generality of the foregoing, from the date hereof to the Closing:

                  (a) the Company will not adopt or propose any change in its Charter Documents or bylaws;

                  (b) the Company will not merge or consolidate with any other Person or acquire a material amount of Assets of any other Person without the written permission of the Acquirer;

                  (c) except as set forth on SCHEDULE 7.2, the Company will not sell, lease, license or otherwise dispose of any material Assets or property except (i) pursuant to existing Contracts or commitments, (ii) in the ordinary course of business, and (iii) as consented to in writing by the Acquirer;

                  (d) except as otherwise provided for in this Agreement, the Company will not issue, sell, purchase, repurchase, redeem or otherwise acquire any Company securities;

                  (e) except with the prior written consent of the Acquirer, the Company shall not make any Tax election that would have an adverse effect on the Company;

                  (f) the Company will timely file all Tax Returns due on or before the Closing Date and pay (or reserve for) all Taxes due and payable with respect to periods;

                  (g) except as set forth on SCHEDULE 7.2, the Company will not do any of the items described in Section 4.28; and

                  (h) the Company will not agree or commit to do any of the foregoing.

         7.3 PRESERVATION OF BUSINESS. Except as contemplated hereby, or as may be incidental to or in furtherance of the Transactions, or as may have been set forth herein or in the Schedules, the Transferors will cause the Company to use reasonable commercial efforts to keep its Business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, Subscribers, any other customers, and employees.

         7.4 ACCESS AND CONFIDENTIALITY.

                  (a) Only in the event that neither the Acquirer nor the Transferors exercise their right to terminate this Agreement as provided in
Section 15 herein, the Transferors will cause the Company to permit the Acquirer's representatives access at reasonable times, and in a manner so as not to interfere with the normal Business operations of the Company, to the headquarters of the Company and to all books, records, Contracts, Tax records, and documents of or pertaining to the Company; provided, however, that the Acquirer shall direct all requests for information and material only through the Transferors, unless otherwise agreed to by the Acquirer and the Transferors in writing.

                  (b) The Acquirer shall proceed to arrange with the Transferors a mutually agreeable time and place at which the Acquirer may conduct interviews with key employees and/or customers of the Company mutually agreed to by the Acquirer and the Transferors.

                  (c) Except as may be required by applicable securities Laws or stock exchange requirements, the Acquirer and its representatives, including Acquirer's Independent Public Accountants, will treat and hold as such any Confidential Information it receives from the Company and the Transferor in the course of the reviews contemplated by this Agreement, will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, will return to the Company and the Transferor (as the case may be) all embodiments (and all copies) of the Confidential Information of the Company and the Transferors which are in its possession.

         7.5 NOTICE OF DEVELOPMENTS. Any of the Transferors will give prompt written notice to the Acquirer after the Company or any of the Transferors obtains knowledge of any material development affecting the Assets, Liabilities, Business, financial condition, operations, results of operations, or future prospects of the Company including but not limited to (a) any development affecting the ability of the Company to consummate the Transactions, (b) any Outage affecting more than 1% of all Subscribers lasting for 3 hours or more or
(c) any loss of any material Subscriber or any material equipment or other supplier to the Company. A disclosure by any Party pursuant to this

Section 7.5 shall not be deemed to amend or supplement the Schedules or to prevent or cure any misrepresentation, breach of warranty, and/or breach of covenant.

         7.6 EXCLUSIVITY. Through the Closing Date, the Transferors will not (and the Transferors will not cause or permit the Company to) (a) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to any (i) liquidation, dissolution, or recapitalization, (ii) share exchange or consolidation, (iii) acquisition or purchase of securities or Assets or (iv) similar transaction or business combination involving the Company, or
(b) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. The Transferors will notify the Acquirer immediately if any entity or person makes any such proposal, offer, inquiry, or contact with respect to any of the foregoing and shall provide the identity of such entity or Person as well as any other relevant details regarding the contact.

         7.7 [RESERVED]

         7.8 AUDITS. Prior to the Closing and at Acquirer's expense, the Transferors shall use their best efforts to deliver, or cause to be delivered, to Acquirer any unqualified and unmodified audit report of Acquirer's Independent Public Accountants on the Company Financial Statements of the Company as of December 31, 1998, December 31, 1997 and December 31, 1996, which report shall be without limitation as to the scope of the audit. The Transferors and any of the officers or directors of the Company, in their capacities as officers and directors of the Company, shall provide all management letters, reports or representations reasonably requested by such auditors in connection with such audits, and in connection with audits of the Company for the years ended December 31, 1998, December 31, 1997 and December 31, 1996. In the event that the Closing does not occur prior to the termination of this Agreement, the audit report of Acquirer's Independent Public Accountants on the Company Financial Statements of the Company as of December 31, 1998, December 31, 1997 and December 31, 1996 shall remain the property of the Company.

         7.9 DUE DILIGENCE. The Company covenants that within 5 days of the date hereof, it will provide the Acquirer with substantial due diligence material concerning the Company, and the Acquirer covenants that within 21 days of the receipt of such due diligence material to either (i) request further due diligence material from the Company, which request will begin the time period response and review provisions of this Section 7.9 anew; or (ii) notify the Company of its intention whether or not to terminate this Agreement; provided, however, that termination pursuant to this Section 7.9 will not be deemed a breach of this Agreement. The Acquirer covenants to complete its due diligence review and advise the Transferors of its completion or election to terminate this Agreement within 45 days of the date hereof.

         7.10 SCHEDULES. The Transferors covenant that within 10 days of the date hereof, it will provide the Acquirer with completed Schedules as required by this Agreement, and the Acquirer covenants that within 21 days of the receipt of such Schedules to either (i) request reasonable additions, revisions and/or deletions from such Schedules, which additions, revisions and/or deletions shall be made by the Transferors within 3 days of receipt of Acquirer's request, provided that if Transferors elect not to make the requested additions, revisions and/or deletions (which election shall not be deemed a breach of this Agreement), the Acquirer make elect to terminate this Agreement, or

(ii) notify the Company of its intention whether or not to terminate this Agreement; provided, however, that termination pursuant to this Section 7.10 will not be deemed a breach of this Agreement. Acquirer's failure to timely exercise its right to terminate hereunder shall be deemed an acceptance of the said Schedules. The Acquirer covenants to complete its due diligence review and advise the Transferors of its completion or election to terminate within 45 days of the date hereof.

8.       COVENANTS OF THE ACQUIRER.

         8.1 PAYMENT OF EXPENSES. On or promptly after the Closing Date, the Acquirer shall pay the expenses incurred by it in connection with the Transactions, including any amounts that may be due from the Acquirer to its lawyers, accountants, consultants, investment bankers, brokers, finders, and other advisors. In the event that the Company is required to provide access to the Acquirer's Independent Public Accountants beyond the normal working hours of the Company, the Acquirer shall reimburse the Company for its reasonable expenses in connection therewith. In addition, the Acquirer shall bear the expenses related to any relocation after the Closing Date of any equipment of the Company from one location of the Company to another.

         8.2 TAX-FREE EXCHANGE. The Parties agree that this transaction will occur in conjunction with the Related Transactions, and the Parties intend that the receipt of the Acquirer Common Stock by the Transferors and by the parties involved in the Related Transactions will be tax-free under Section 351 of the Code; provided, however, this covenant only applies to Transferors receiving Acquirer Common Stock as part of their Transfer Consideration.

9.       CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRER.

         All obligations of the Acquirer to consummate the Transactions are subject to the satisfaction (or waiver by the Acquirer) prior thereto of each of the following conditions:

         9.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. All of the representations and warranties of the Transferors and the Company contained in this Agreement shall be true, correct and complete on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date; all of the terms, covenants, agreements and conditions of this Agreement to be complied with, performed or satisfied by the Company and the Transferors on or before the Closing Date shall have been duly complied with, performed or satisfied; and the Acquirer shall have received a Transferors' certificate and an officer's certificate, each dated the Closing Date, signed by each Transferor and an officer of the Company, respectively, to the foregoing effects.

         9.2 NO LITIGATION. No Litigation shall have been instituted or threatened to restrain or prohibit the Transactions, or limiting or restricting the Acquirer's conduct or operation of the Business of the Company (or its own Business) following the Closing. There shall be no Litigation of any nature pending or threatened against the Acquirer or the Company, their respective properties or any of their officers or directors, that could have a Material Adverse Effect on the Business, Assets, Liabilities, financial condition, results of operations or prospects of the Company.

         9.3 NO MATERIAL ADVERSE CHANGE. There shall have been no changes in the Business, operations, affairs, prospects, properties, Assets, existing and potential Liabilities, obligations, profits or condition (financial or otherwise) of the Company since the Balance Sheet Date which, taken as a whole, has a Material Adverse Effect on the Business, Assets, Liabilities, financial condition, results of operations or prospects of the Company; and the Acquirer shall have received a certificate, dated the Closing Date, signed by each Transferor and an officer of the Company to such effect.

         9.4 DUE DILIGENCE REVIEW COMPLETE. The Acquirer shall be fully satisfied, in its sole discretion, with the results of its due diligence review of the Company and the Transferors, including the Acquirer's review of, and other due diligence investigations with respect to, the Business, operations, affairs, prospects, properties, Assets, existing and potential Liabilities, obligations, profits and condition (financial and otherwise) of the Company. The Acquirer covenants to complete its due diligence review within 45 days of the date hereof.

         9.5 CONSENTS AND APPROVALS. All Consents relating to the consummation of the Transactions by the Company and the Transferors shall have been obtained.

         9.6 FINANCIAL STATEMENTS. The Acquirer shall have received the Company Financial Statements and such Company Financial Statements must, in the opinion of Acquirer's Independent Public Accountants, be suitable or readily adaptable for incorporation in the Registration Statement, and any prospectus and annual and periodic reports to be filed by the Acquirer with the SEC relating to the IPO.

         9.7 IPO. The Registration Statement filed by the Acquirer with the SEC in connection with the IPO shall have become effective and there shall be no other impediments to the closing of the IPO.

         9.8 DOCUMENTS TO BE DELIVERED BY THE TRANSFERORS. The following documents, duly executed by the appropriate Parties, shall have been delivered to LLGM at least three business days prior to the Closing by the Company and the
Transferors:

                  (a) Officers/Transferors Certificate. An Officers/Transferors Certificate substantially in the form of the certificate attached as EXHIBIT A hereto.

                  (b) Secretary's Certificate. A Secretary's Certificate, dated as of the Closing Date, substantially in the form of the certificate attached as EXHIBIT B hereto, signed by the Secretary of the Company in which the Secretary certifies that the following documents are attached to such certificate: (a) the Articles of Incorporation of the Company, certified by the Secretary of State of the Commonwealth of Pennsylvania as of a date in close proximity to the Closing Date; (b) a correct and complete copy of the bylaws of the Company; (c) a certificate of good standing for the Company issued by the Secretary of State of the Commonwealth of Pennsylvania on a date in close proximity to the Closing Date; (d) complete and correct copies of all resolutions of the Board of Directors of the Company; (e) complete and correct copies of resolutions of the Transferors approving the Transactions; and (f) original signatures of the incumbent officers of the Company next to their respective titles.

                  (c) Tax Lien Certificate. A Tax Lien Certificate of the Company, certified by the Secretary of State of the Commonwealth of Pennsylvania as of a date in close proximity to the Closing Date.

                  (d) Resignations. The resignations, effective as of the Closing, of each officer and director of the Company.

                  (e) Company Shares. Certificates of the Company Shares, duly endorsed in blank or accompanied by duly executed assignment documents by the respective Transferors, representing one hundred percent (100%) of the issued and outstanding capital stock of the Company and all of such Company Shares shall be free and clear of any Encumbrances of any nature whatsoever.

                  (f) Escrow Agreement. An Escrow Agreement in the form and substance set forth as EXHIBIT C attached hereto.

                  (g) Opinion of Transferors' Counsel. An opinion from McNees, Wallace & Nurick dated the Closing Date, in the form and substance set forth as EXHIBIT D attached hereto.

                  (h) [RESERVED]

                  (i) Subscription Agreement Joinder. A joinder to the Equity Subscription Agreement in the form and substance of EXHIBIT I attached hereto for each of the Transferors receiving Acquirer Common Stock as part of their Transfer Consideration.

                  (j) Registration Agreement Joinder. A joinder to the Registration Agreement in the form and substance of EXHIBIT J attached hereto for each of the Transferors receiving Acquirer Common Stock as part of their Transfer Consideration.

                  (k) Ancillary Documents. Any other Transaction Documents to which they are a Party.

         9.9      [RESERVED]

         9.10     [RESERVED]

         9.11 FINANCIAL CONDITION. Each of the following shall be true and complete as of the Closing Date:

                  (a) The Company shall use its best efforts to ensure the release within a reasonable time after Closing, of all Encumbrances securing debts of the Company which have been paid in full prior to or at the Closing and all Uniform Commercial Code financing statements covering such paid debts shall have been terminated;

                  (b) no unsatisfied liens for the failure to pay Taxes of any nature whatsoever shall exist against the Company, or against or in any way affecting any Company Share; and

                  (c) the Transferors and the Company shall have caused all of the Company's officers, directors and/or key employees of the Company to have repaid in full all debts and other obligations, if any, owed to the Company.

         9.12 SCHEDULES. The Acquirer shall have received and approved the Schedules required by this Agreement.

10. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY AND THE TRANSFERORS.

         All obligations of the Company and the Transferors to consummate the Transactions are subject to the satisfaction (or waiver by the Transferors to which the condition relates) prior thereto of each of the following conditions:

         10.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. All of the representations and warranties of the Acquirer contained in this Agreement shall be true, correct and complete on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date; all of the terms, covenants, agreements and conditions of this Agreement to be complied with, performed or satisfied by the Acquirer on or before the Closing Date shall have been duly complied with, performed or satisfied; and the Company and Transferors shall have received a certificate, dated the Closing Date, signed by an officer of the Acquirer to the foregoing effects.

         10.2 NO LITIGATION. No Litigation shall have been instituted or threatened to restrain or prohibit the Transactions.

         10.3 CONSENTS AND APPROVALS. All Consents relating to the consummation of the Transactions by the Acquirer shall have been obtained.

         10.4 [RESERVED]

         10.5 RECEIPT OF ACQUIRER'S SHARES AND CASH PORTION OF THE TRANSFER CONSIDERATION. Transferors shall receive the Cash Portion of the Transfer Consideration. Unless the Acquirer elects to convert the Transfer Consideration to all cash pursuant to Section 2.2(g), the Transferors shall receive the Acquirer Common Stock representing the Stock Portion of the Transfer Consideration within seven (7) business days after the Closing.

         10.6 DOCUMENTS TO BE DELIVERED BY THE ACQUIRER. The following documents, duly executed by the appropriate Parties, shall have been delivered to LLGM at least three business days prior to the Closing by the Acquirer:

                  (a) Officer's Certificate. An Officers Certificate substantially in the form of the certificate attached as EXHIBIT G hereto.

                  (b) Secretary's Certificate. A Secretary's Certificate, dated as of the Closing Date, substantially in the form of the certificate attached as EXHIBIT H hereto, signed by the Secretary of the Acquirer in which the Secretary certifies that the following documents are attached to such certificate: (a) the Certificate of Incorporation of the Acquirer, certified by the Secretary of State of the State of Delaware as of a date in close proximity to the Closing Date; (b) a correct and complete copy of the bylaws of the Acquirer; (c) a certificate of good standing for the Acquirer issued by the Secretary of State of the State of Delaware on a date in close proximity to the Closing Date; (d) complete and correct copies of all resolutions of the Board of Directors of the Acquirer; and (e) original signatures of the incumbent officers of the Acquirer next to their respective titles.

                  (c) Escrow Agreement. An Escrow Agreement in the form and substance set forth as EXHIBIT C attached hereto.

                  (d) Subscription Agreement Joinder. A joinder to the Equity Subscription Agreement in the form and substance of EXHIBIT I attached hereto for each of the Transferors receiving Acquirer Common Stock as part of their Transfer Consideration.

                  (e) Registration Agreement Joinder. A joinder to the Registration Agreement in the form and substance of EXHIBIT J attached hereto for each of the Transferors receiving Acquirer Common Stock as part of their Transfer Consideration.

                  (f) Ancillary Documents. Any other Transaction Documents to which they are a Party.

         10.7 IPO. The Registration Statement filed by the Acquirer with the SEC in connection with the IPO shall have become effective and there shall be no other impediments to the closing of the IPO; provided, however, this condition only applies to Transferors receiving Acquirer Common Stock as part of their Transfer Consideration.

11.      POST-CLOSING COVENANTS.

         11.1 GENERAL. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 12 below). The Transferors acknowledge and agree that, from and after the Closing, the Acquirer and/or Company will be entitled to possession of all documents, books, records, agreements, and financial data of any sort relating to the Company; provided, however, that the Transferors may retain any copies of the foregoing as shall be necessary to comply with applicable Tax and other Laws, regulations and ordinances.

         11.2 TRANSITION. The Transferors will not take any action that primarily is designed or intended to have the effect of discouraging any lessor, licensor, Subscriber, supplier, or other business associate of the Company from maintaining the same business relationships with the Company after the Closing for a period of twenty-four (24) months thereafter as it maintained with the Company prior to the Closing.

         11.3 RESTRICTIONS ON TRANSFER OF ACQUIRER COMMON STOCK. The Transferors shall not directly or indirectly, sell, transfer any beneficial interest in, pledge, hypothecate or otherwise dispose, or offer to sell, transfer any beneficial interest in, pledge, hypothecate or otherwise dispose (collectively "Transfer"), any shares of Acquirer Common Stock constituting the Stock Portion of the Transfer Consideration during the 12-month period following the Closing Date. The Transferors shall not, individually or in the aggregate, Transfer more than twenty-five percent (25%) of the shares of Acquirer Common Stock issued as part of the Stock Portion of the Transfer Consideration on the Closing Date during any calendar quarter following the one-year anniversary of the Closing Date.

12.      INDEMNIFICATION.

         12.1 BY THE TRANSFERORS. From and after the Closing Date, to the extent provided in this Section 12, each of the Transferors shall, jointly and severally, indemnify and hold harmless the Acquirer and the Company, and its successors and assigns, and its officers and directors (each, an "Indemnified Party") from and against any Liabilities, claims, demands, judgments, losses, costs, damages or expenses whatsoever (including attorneys', consultants' and other professional fees and disbursements of every kind, nature and description incurred by such Indemnified Party in connection therewith) (collectively, "Damages") that such Indemnified Party may sustain, suffer or incur and that result from, arise out of or relate to (a) any breach of any representation, warranty, covenant or agreement of the Transferors or the Company contained in this Agreement, whether or not involving a third-party claim, or (b) any Litigation affecting the Company that arose from any matter or state of facts existing prior to the Closing, regardless of whether it is disclosed in the Schedules to this Agreement.

         12.2 BY THE ACQUIRER. From and after the Closing Date, to the extent provided in this Section 12, the Acquirer shall indemnify and hold harmless the Transferors, their heirs, legal representatives, successors and assigns (each, an "Indemnified Party") from and against any Damages that such Indemnified Party may sustain, suffer or incur and that result from, arise out of or relate to any breach of any representation, warranty, covenant or agreement of the Acquirer contained in this Agreement, whether or not involving a third-party claim.

         12.3     PROCEDURE FOR CLAIMS.

                  (a) An Indemnified Party that desires to seek indemnification under any part of this Section 12 shall give notice (a "Claim Notice") to each Party responsible or alleged to be responsible for indemnification hereunder (an "Indemnitor") prior to any applicable Expiration Date specified below. Such notice shall briefly explain the nature of the claim and shall specify the amount thereof. If the matter to which a claim relates shall not have been resolved as of the date of the Claim Notice, the Indemnified Party shall estimate the amount of the claim in the Claim Notice, but also specify therein that the claim has not yet been liquidated (an "Unliquidated Claim"). If an Indemnified Party gives a Claim Notice for an Unliquidated Claim, the Indemnified Party shall also give a second Claim Notice (the "Liquidated Claim Notice") within 60 days after the matter giving rise to the claim becomes finally resolved, and the Second Claim Notice shall specify the amount of the claim. Each Indemnitor to which a Claim Notice is given shall respond to any Indemnified Party that has given a Claim Notice (a "Claim Response") within 20 days (the "Response Period") after the later of (i) the date that the Claim Notice is given or (ii) if a Claim Notice is first given with respect to an Unliquidated Claim, the date on which the Liquidated Claim Notice is given. Any Claim Notice or Claim Response shall be given in accordance with the notice requirements hereunder, and any Claim

Response shall specify whether or not the Indemnitor giving the Claim Response disputes the claim described in the Claim Notice. If any Indemnitor fails to give a Claim Response within the Response Period, such Indemnitor shall be deemed not to dispute the claim described in the related Claim Notice. If any Indemnitor elects not to dispute a claim described in a Claim Notice, whether by failing to give a timely Claim Response or otherwise, then the amount of such claim shall be conclusively deemed to be an obligation of such Indemnitor.

                  (b) If any Indemnitor shall be obligated to indemnify an Indemnified Party hereunder, such Indemnitor shall pay to such Indemnified Party within 30 days after the last day of the Response Period the amount to which such Indemnified Party shall be entitled. If the Acquirer shall be the Indemnified Party, it shall first seek payment of the Damages under the Escrow Agreement, but only to the extent that Escrow Funds are then being held by the Escrow Agent and are not subject to other claims for indemnification. To the extent that the Escrow Funds are unavailable or insufficient to cover the Damages, the Acquirer shall seek indemnification directly from the Transferors, jointly and severally, for the payment of any remaining Damages. If a Transferor shall be the Indemnified Party, he, she or it shall seek indemnification directly from the Acquirer. If there shall be a dispute as to the amount or manner of indemnification under this Section 12, the Indemnified Party shall seek arbitration under Section 13 to the extent that the Indemnified Party seeks to recover Damages from any Indemnitor. If any Indemnified Party fails to receive all or part of any indemnification obligation when due, then such Indemnified Party shall also be entitled to receive from the applicable Indemnitor or the Escrow Agent, if applicable, interest on the unpaid amount for each day during which the obligation remains unpaid at an annual rate equal to the applicable short term federal rate for federal income Tax purposes in effect on the date of expiration of said 30-day period ("Prime Rate"), and the Prime Rate in effect on the first business day of each calendar quarter shall apply to the amount of the unpaid obligation during such calendar quarter.

                  (c) Notwithstanding any other provision of this Section 12,
(i) an Indemnified Party shall be entitled to indemnification hereunder only when the aggregate of all Damages to such Indemnified Party exceeds $25,000.00 (the "Deductible Amount") and then such Indemnified Party shall be entitled to indemnification for its Damages in excess of the Deductible Amount and (ii) no Indemnitor as a group shall be liable under this Section 12 for any amount in excess of the Transfer Consideration, except that any Damages based on a breach of representations and warranties with respect to Tax matters or Litigation matters shall not be counted against or subject to such maximum limitation. In addition, the limitations of this paragraph (c), however, shall not apply to (x) the Company's or Transferors' representations and warranties in Section 4.2, 4.4, 4.5, 4.8, 4.15, 4.16 or Section 6, (y) damages arising out of common law fraud in connection with the Transactions or (z) any covenants or agreements to be performed after Closing.

                  (d) If the existence of an obligation for the payment of money to a third party (other than fines or other payments to any governmental entity that relate to matters that affect the ongoing operation of the Business to which the fines or other payments relate) causes any representation or warranty of an Indemnitor in this Agreement to be untrue, then, if such Indemnitor satisfies such obligation to such third party in full, such Indemnitor shall not be required to indemnify any Indemnified Party for any Damages resulting from such breach of the representation or warranty.

         12.4 CLAIMS PERIOD. Any claim for indemnification under this Section 12 shall be made by giving a Claim Notice under Section 12.3 on or before the applicable "Expiration Date" specified below in this Section 12.4, or the claim under this Section 12 shall be invalid. The following claims shall have the following respective "Expiration Dates": (a) the first anniversary of the Closing Date--any claims that are not specified in any of the succeeding clauses; and (b) the date on which the applicable statute of limitations expires--any claim for Damages related to a breach of any representations or warranties in Sections 4.2, 4.4, 4.5, 4.8, 4.15, 4.16 or Section 6. If more than one of such Expiration Dates applies to a particular claim, the latest of such Expiration Dates shall be the controlling Expiration Date for such claim. So long as an Indemnified Party in good faith gives a Claim Notice for an Unliquidated Claim on or before the applicable Expiration Date, such Indemnified Party shall be entitled to pursue its rights to indemnification regardless of the date on which such Indemnified Party gives the related Liquidated Claim Notice.

         12.5 THIRD PARTY CLAIMS. An Indemnified Party that desires to seek indemnification under any part of this Section 12 with respect to any actions, suits or other administrative or judicial proceedings (each, an "Action") that may be instituted by a third party shall give each Indemnitor prompt notice of a third party's institution of such Action. After such notice, any Indemnitor may, or if so requested by such Indemnified Party, any Indemnitor shall, participate in such Action or assume the defense thereof, with counsel satisfactory to such Indemnified Party; provided, however, that such Indemnified Party shall have the right to participate at its own expense in the defense of such Action; and provided, further, that the Indemnitor shall not consent to the entry of any judgment or enter into any settlement, except with the written consent of such Indemnified Party (which consent shall not be unreasonably withheld), that (a) fails to include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all Liability in respect of any such Action or (b) grants the claimant or plaintiff any injunctive relief against the Indemnified Party. Any failure to give prompt notice under this
Section 12.5 shall not bar an Indemnified Party's right to claim indemnification under this Section 12, except to the extent that an Indemnitor shall have been harmed by such failure.

         12.6 LIMITATION ON INDEMNIFICATION.

                  (a) Notwithstanding any provision of this Agreement to the contrary:

                           (i) Attorney, consultant and other professional fees and disbursements incurred by an Indemnified Party in connection with this Section 12 shall be based only on time actually spent which shall be charged at no more than such professional's standard hourly rate, and only one law firm, accounting firm and other professional firm shall be paid on any claim regardless of the number of Indemnified Parties involved in such claim.

                           (ii) The amount of any costs, expenses and other disbursements incurred by any Indemnified Party in connection with this
         Section 12 shall be only the actual out-of-pocket amounts actually paid by such Indemnified Party.

13.      DISPUTE RESOLUTION.

         13.1 GOOD-FAITH NEGOTIATIONS. If after the Closing any dispute arises under Section 2.3 with respect to the determination of the adjustments to the Cash Portion of the Transfer Consideration or Section 12 with respect to a claim for Damages that is not settled promptly in the ordinary course of business, the Parties shall seek to resolve any such dispute between them, first, by negotiating promptly with each other in good faith in face-to-face negotiations. If the Parties are unable to resolve such dispute between them within twenty
(20) business days (or such period as the Parties shall otherwise agree) through these face-to-face negotiations, then any such dispute shall be resolved in the manner set forth in Section 13.2.

         13.2 ARBITRATION. If the Parties do not resolve a dispute under Section 13.1, the dispute shall be settled by arbitration conducted on a confidential basis, under the U.S. Arbitration Act, if applicable, and the then current Commercial Arbitration Rules of the American Arbitration Association (the "Association") strictly in accordance with the terms of this Agreement and the substantive Law of the State of New York. The arbitration shall be conducted at the Association's regional office located in the New York, New York area by three arbitrators, at least one of whom shall be knowledgeable regarding businesses engaged in providing services via the Internet, one of whom shall be an attorney and one of whom shall be a member of a "Big-Five" accounting firm familiar with Businesses engaged in providing services via the Internet. Judgment upon the arbitrators' award may be entered and enforced in any court of competent jurisdiction. Neither Party shall institute a proceeding hereunder unless at least 60 days prior thereto such Party shall have given written notice to the other Party of its intent to do so. In any award, the arbitrators shall assess the arbitration costs and expenses, including attorneys fees of the Parties, in a manner deemed equitable by the arbitrators, taking into account the arbitration decision.

         13.3 WAIVER OF JURY TRIAL. WITH RESPECT TO ANY DISPUTE ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT, WHICH HAS NOT BEEN RESOLVED BY NEGOTIATION AS PROVIDED HEREIN AND AS TO WHICH LEGAL ACTION NEVERTHELESS OCCURS, EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHTS IT MAY HAVE TO DEMAND A JURY TRIAL. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY EACH PARTY HERETO AND EACH PARTY ACKNOWLEDGES THAT NONE OF THE OTHER PARTIES NOR ANY PERSON ACTING ON BEHALF OF THE OTHER PARTIES HAS MADE ANY REPRESENTATION OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. EACH PARTY FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. EACH PARTY FURTHER ACKNOWLEDGES THAT IT HAS READ AND UNDERSTOOD THE MEANING AND RAMIFICATIONS OF THIS WAIVER PROVISION.

         13.4 NO PUNITIVE DAMAGES. The Parties to this Agreement agree to waive any right to seek punitive damages.

14.      COMPETITION AND CONFIDENTIALITY BY THE TRANSFERORS.

         14.1 RESTRICTED PERIOD. Neither the Transferors nor their respective Affiliates as provided in Section 14.3 (each a "Restricted Party") shall, at any time within the Restricted Period (defined below), directly or indirectly, (i) own, manage, control, participate in, consult with, render services for, or in any manner engage in any activity or Business competing with the Acquirer or the Company within the Restricted Territory (as defined below), (ii) solicit from the Company any known Subscriber or other customer of the Company, (iii) request or advise any known Subscriber or other customer of the Company to withdraw, curtail or cancel such Subscriber's or others customer's Business with the Company, or (iv) solicit for employment any person employed by the Company at any time within the two (2) year period immediately preceding such solicitation; provided, however, that no owner of less than five percent (5%) of the outstanding stock of any publicly traded corporation shall be deemed to engage solely by reason thereof in any of that corporation's Businesses. For purposes of this Agreement, the Parties have agreed to allocate $50,000 of the Cash Portion of the Transfer Consideration to the covenant not to compete contained in this Section 14.1; provided, however, that such allocation will not otherwise affect any other sections of this Agreement. In addition, no Restricted Party during the Restricted Period shall contact any of the employees of the Acquirer for the purpose of hiring or retaining any of such employees for employment, consulting or similar purposes. The term "Restricted Period" means the period beginning on the Closing Date and ending on the second anniversary of the Closing Date. The "Restricted Territory" means the area comprising the entire United States of America.

         14.2 CONFIDENTIALITY. For an indefinite period after the Closing, no Restricted Party shall divulge, communicate or use in any way, any Confidential Information or trade secrets of the Business of the Acquirer or the Company. Each Restricted Party shall, and shall cause its subsidiaries, Affiliates, officers, directors, employees, accountants, counsel, financial advisors and other representatives and agents, to treat and hold as such all of the Confidential Information, refrain from disclosing or using any of the Confidential Information except in connection with this Agreement and the Transactions, and except as otherwise permitted hereunder or as may be required by Law, deliver promptly to the Acquirer or the Company or destroy, at the request and option of the Acquirer or the Company, all tangible embodiments (and all copies) of the Confidential Information which are in the possession of such Restricted Party. In the event that any Restricted Party is requested or required (by request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar legal process) to disclose any Confidential Information, such Restricted Party will notify the Acquirer or the Company promptly of the request or requirement so that the Acquirer or the Company may seek an appropriate protective order or waive compliance with the provisions of this Section 14.2. If, in the absence of a protective order or the receipt of a waiver hereunder, any Restricted Party is compelled to disclose any Confidential Information or else stand liable for contempt, such Restricted Party may disclose the Confidential Information; provided, however, that such Restricted Party shall use its reasonable efforts to obtain, at the reasonable request of the Acquirer or the Company, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Acquirer or the Company shall reasonably designate.

         14.3 AFFILIATES. The terms of this Section 14 shall apply to each Transferor and any Affiliate of his or hers to the same extent as if they were parties hereto, and each Transferor shall take whatever actions may be necessary to cause his or her Affiliates to adhere to the terms of this Section 14.

         14.4 INJUNCTIVE RELIEF. In the event of any breach or threatened breach by any Restricted Party of any provision of this Section 14, the Acquirer shall be entitled to injunctive or other equitable relief, restraining such Party from using or disclosing any Confidential Information in whole or in part, or from engaging in conduct that would constitute a breach of the obligations of a Restricted Party under this Section 14. Such relief shall be in addition to and not in lieu of any other remedies that may be available, including an action for the recovery of damages. In the event of Litigation involving this Section 14, if a court of competent jurisdiction determines that the scope of this Section 14 is too broad in any respect, then the scope shall be deemed to be reduced or narrowed to such scope as is found lawful and reasonable by such court. Each Transferor acknowledges, however, that this Section 14 has been negotiated by the Parties and that the geographical and time limitations, as well as the limitation on activities, are reasonable in light of the circumstances pertaining to the Business of the Acquirer and the Company.

15.      TERMINATION

         15.1 TERMINATION OF AGREEMENT. The Parties may terminate this Agreement as provided below:

                  (a) the Acquirer and the Transferors may terminate this Agreement by mutual written consent at any time prior to the Closing;

                  (b) the Acquirer may terminate this Agreement by giving written notice to the Transferors at any time prior to the Closing in the event the Transferors are in breach of any representation, warranty, or covenant contained in this Agreement in any material respect and such breach has not been cured within ten (10) days of written notice thereof, and the Transferors may terminate this Agreement by giving written notice to the Acquirer at any time prior to the Closing in the event the Acquirer is in breach of any representation, warranty, or covenant contained in this Agreement in any material respect and such breach has not been cured within ten (10) days of written notice thereof;

                  (c) unless the Transferors elect to extend the date of termination pursuant Section 2.2(h), this Agreement will terminate if the Closing shall not have occurred on or before October 31, 1999; provided, however, that in the event the Acquirer has filed a Registration Statement with the SEC and either (i) the Acquirer's lead underwriter informs the Acquirer that a public offering of stock is not advisable or (ii) the Registration Statement has not been declared effective but the Acquirer is using reasonable efforts to have the Registration Statement declared effective, then this Agreement shall terminate if the Closing has not occurred on or before December 31, 1999.

                  (d) Nothing contained in this Section 15.1 shall alter, affect, modify or restrict any Parties' rights to rely on and/or seek indemnification for a breach of any of the representations and warranties and/or conditions or covenants of any of the Parties contained in this Agreement.

         15.2 EFFECT OF TERMINATION. Except as provided in Section 14.2, if either the Acquirer or the Transferors terminate this Agreement pursuant to
Section 15.1 above, all obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party.

16.      MISCELLANEOUS.

         16.1 PRESS RELEASES AND ANNOUNCEMENTS. Except as may be required by applicable securities Laws or stock exchange requirements, no Party shall issue any press release or public announcement relating to the subject matter of this Agreement prior to, at or about the Closing without the prior written approval of the Acquirer and the Transferors, which written approval will not be unreasonably withheld by each Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by Law or regulation (in which case the disclosing Party will advise the other Parties prior to making the disclosure).

         16.2 NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

         16.3 CONTENTS OF AGREEMENT. This Agreement, together with the other Transaction Documents, sets forth the entire understanding of the Parties hereto with respect to the Transactions and supersedes all prior agreements or understandings among the Parties regarding those matters.

         16.4 AMENDMENT, PARTIES IN INTEREST, ASSIGNMENT, ETC. This Agreement may be amended, modified or supplemented only by a written instrument duly executed by each of the Parties hereto. If any provision of this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, legal representatives, successors and permitted assigns of the Parties hereto. No Party hereto shall assign this Agreement or any right, benefit or obligation hereunder; provided, however, that the Acquirer may assign any or all of its rights, benefits or obligations herein to any Affiliate. Any term or provision of this Agreement may be waived at any time by the Party entitled to the benefit thereof by a written instrument duly executed by such Party. The Parties hereto shall execute and deliver any and all documents and take any and all other actions that may be deemed reasonably necessary by their respective counsel to complete the Transactions.

         16.5 INTERPRETATION. Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to any gender include all genders, (c) "or" has the inclusive meaning frequently identified with the phrase "and/or," (d) "including" has the inclusive meaning frequently identified with the phrase "but not limited to" and (e) references to "hereunder" or "herein" relate to this Agreement. The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in early respect. Annex, section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified. Each accounting term used herein that is not specifically defined herein shall have the meaning given to it under GAAP.

         16.6 INCORPORATION OF EXHIBITS, ANNEXES, AND SCHEDULES. The Exhibits, Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         16.7     REMEDIES AND SET-OFF.

                  (a) The remedies provided by Section 12 shall constitute the exclusive remedies for the matters covered thereby. With respect to any matters not covered by such Section, any Party hereto shall be entitled to such rights and remedies as such Party may have at law or in equity or otherwise for any breach of this Agreement, including the right to seek specific performance, rescission or restitution, none of which rights or remedies shall be affected or diminished by the remedies provided hereunder.

                  (b) The Acquirer shall be entitled to a set-off against the Escrow Funds for any, damages, losses, costs or expenses which are incurred by the Acquirer or the Company and for which the Transferors have indemnified the Acquirer pursuant to the terms of this Agreement, and for any Cash Portion of the Transfer Consideration adjustment made pursuant to Section 2. The Acquirer shall give the Transferors written notice of any claimed set-off. Notwithstanding any provision of this Agreement to the contrary, after the Acquirer has given written notice of a claimed set-off, the Acquirer may give unilateral written notice to the Escrow Agent to release Escrow Funds in the amount of the claimed set-off, which written notice Transferors hereby acknowledge to be sufficient to authorize the Escrow Agent to release Escrow Funds as directed by the Acquirer, unless the Transferors sends an objection notice to the Escrow Agent within the prescribed period set forth in Section 2(b) of the Escrow Agreement.

         16.8 NOTICES. All notices that are required or permitted hereunder shall be in writing and shall be sufficient if personally delivered or sent by mail, facsimile or Federal Express (or other reputable delivery or courier service). Any notices shall be deemed given upon the earlier of (a) the date when received, (b) the third day after the date when sent by registered or certified mail, (c) the day when sent by facsimile, (d) the day after the date when sent by Federal Express (or other reputable delivery or courier service), to the address or fax number set forth below, unless such address or fax number is changed by notice to the other Party hereto:

                  If to the Acquirer:

                           espernet.com, inc.
                           383 West 12th Street
                           New York, New York  10014
                           Attention:  Paul Hart, President
                           Fax: (212) 989-4717
                           with a required copy to:

                           LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                           Goodwin Square
                           225 Asylum Street, 13th Floor
                           Hartford, Connecticut  06103
                           Attention:  John J. Altorelli, Esq.
                           Fax:  (860) 293-3555

                  If to the Transferors:

                           Lawrence R. Corsa
                           815 N. 12th Street
                           Allentown, PA  18102
                           Fax: (610) 435-3550

                           with a required copy to:

                           McNees, Wallace & Nurick
                           100 Pine Street
                           P.O. Box 1166
                           Harrisburg, PA  17108-1166
                           Attention: Bruce R. Spicer, Esq.
                           Fax:  (717) 237-5300

         16.9 GOVERNING LAW. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

         16.10 EXPENSES. Each of the Parties and the Company will bear his, her or its own costs and expenses (including legal fees and expenses and investment banking fees) incurred in connection with this Agreement and the Transactions.

         16.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more Parties hereto, and an executed copy of this Agreement may be delivered by one or more Parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such Party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes as of the date first written above. At the request of any Party hereto, all Parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, this Stock Exchange Agreement has been executed by the Parties hereto as of the day and year first written above.

                                 ESPERNET.COM, INC.


                                 By:      /s/  Paul Hart
                                          --------------------------------------
                                          Name:    Paul Hart
                                          Title:   President


                                 ENTER.NET, INC.


                                 By:      /s/  Lawrence R. Corsa
                                          --------------------------------------
                                          Name:  Lawrence R. Corsa
                                          Title:   President


                                 TRANSFERORS:




                                 /s/ Lawrence R. Corsa
                                 -----------------------------------------------
                                 Lawrence R. Corsa




                                 /s/ Margo J. Corsa
                                 -----------------------------------------------
                                 Margo J. Corsa




                  [SIGNATURE PAGE TO STOCK EXCHANGE AGREEMENT]

                                     ANNEX I

                                STOCKHOLDER LIST




- -------------------------------------------------------------------------------------
                      NAME                     SHARES OF
                       OF                       COMPANY                    OWNERSHIP
                   STOCKHOLDER               COMMON STOCK                 PERCENTAGE
- -------------------------------------------------------------------------------------
Lawrence R. Corsa & Margo J. Corsa                100                           100%
- -------------------------------------------------------------------------------------
         TOTAL                                    100                           100%
- -------------------------------------------------------------------------------------

                                    ANNEX II

                   CASH PORTION OF THE TRANSFER CONSIDERATION(1)



Gross Aggregate Cash Portion of the Transfer Consideration:                $   7,200,000.00

      Less Adjustments:

            Net Current Assets        $_______________
            Debt                      $_______________
            Subscriber                $_______________
            Churn Rate                $_______________                     $_______________


      Less Escrowed Amount:
        (5% of the Transfer Consideration)(2)                              $     600,000.00

Net Aggregate Cash Portion of the Transfer Consideration:                  $_______________

      Divided by the Number of Outstanding
      Shares of Company Common Stock                                /            100

CASH PORTION OF THE TRANSFER CONSIDERATION
PER SHARE OF COMPANY COMMON STOCK:                                         $_______________




- --------

         (1) This Annex shall be completed on or prior to the Closing Date, upon determination of the adjustments to the Cash Portion of the Transfer Consideration.

         (2) The Accounts Receivable adjustment shall be set-off against the Escrow Funds.

                                    ANNEX III

                  STOCK PORTION OF THE TRANSFER CONSIDERATION(3)



Aggregate Dollar Value of Stock Portion of the Transfer Consideration:                  $   4,800,000.00

         Divided by the Number of Outstanding
         Shares of Company Common Stock                                         /                    100

         Divided by the midpoint of the IPO offering price
         per share of the Acquirer Common Stock as set forth                    /       ________________
         the Registration Statement

STOCK PORTION OF THE TRANSFER CONSIDERATION
PER SHARE OF COMPANY COMMON STOCK:                                                      $_______________


- --------

         (3) This Annex shall be completed on or prior to the Closing Date, upon determination of the midpoint of the IPO offering price per share of the Acquirer Common Stock as set forth in the Registration Statement.

                                    ANNEX IV

                                   [RESERVED]

                                     ANNEX V

                               ALLOCATION SUMMARY(4)


- ---------------------------------------------------------- ------------------------------------------------------------
              COMPANY SHARE OWNERSHIP                                             TRANSFER CONSIDERATION
- ---------------------------------------------------------- ------------------------------------------------------------
           NAME               SHARES OF                        CASH PORTION OF      STOCK PORTION OF
            OF                 COMPANY         OWNERSHIP         THE TRANSFER         THE TRANSFER            ESCROW
        TRANSFERORS             COMMON        PERCENTAGE        CONSIDERATION         CONSIDERATION           FUNDS
                                STOCK                             (NET CASH             (NET CASH
                                                                   AMOUNT)               AMOUNT)
- ---------------------------------------------------------- ------------------------------------------------------------
Lawrence R. Corsa &              100            100%                                                        $600,000.00
Margo J. Corsa
- ---------------------------------------------------------- ------------------------------------------------------------
TOTAL                            100            100%                                                        $600,000.00
- ---------------------------------------------------------- ------------------------------------------------------------


- -----------------------------------------------------------------------------------------------------------------------
                              ALLOCATION OF CASH PORTION OF THE TRANSFER CONSIDERATION
- -----------------------------------------------------------------------------------------------------------------------
                                                                         CASH PORTION OF THE
                                                                               TRANSFER
                                   NUMBER OF                              CONSIDERATION PER
                                   EXCHANGED                               SHARE OF COMPANY            TOTAL CASH
         TRANSFEROR                  SHARES               X 60%              COMMON STOCK               RECEIVED
- -----------------------------------------------------------------------------------------------------------------------
Lawrence R. Corsa &                    100                 60
Margo J. Corsa
- -----------------------------------------------------------------------------------------------------------------------
TOTAL                                  100                 60
- -----------------------------------------------------------------------------------------------------------------------


- -----------------------------------------------------------------------------------------------------------------------
                                ALLOCATION OF STOCK PORTION OF THE TRANSFER CONSIDERATION
- -----------------------------------------------------------------------------------------------------------------------
                                                                           STOCK PORTION OF
                                                                               TRANSFER
                                   NUMBER OF                              CONSIDERATION PER
                                   EXCHANGED                               SHARE OF COMPANY           TOTAL STOCK
         TRANSFEROR                  SHARES               X 40%              COMMON STOCK               RECEIVED
- -----------------------------------------------------------------------------------------------------------------------
Lawrence R. Corsa &                    100                 40
Margo J. Corsa
- -----------------------------------------------------------------------------------------------------------------------
TOTAL                                  100                 40
- -----------------------------------------------------------------------------------------------------------------------

- --------

         (4) This Annex shall be completed on or prior to the Closing Date, upon determination of the adjustments to the Cash Portion of the Transfer Consideration and the midpoint of the IPO offering price per share of the Acquirer Common Stock as set forth in the Registration Statement.